UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Trex Company, Inc.

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TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2014

To our stockholders:

Notice is hereby given that the 2014 annual meeting of stockholders of Trex Company, Inc. will be held at The George Washington Grand Hotel, 103 East Piccadilly Street, Winchester, Virginia, on Wednesday, April 30, 2014, at 9:00 a.m., local time, for the following purposes:

1.	to elect three directors of Trex Company;

2.	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.	to approve an amendment to the Trex Company, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 40,000,000 to 120,000,000;

4.	to approve the Trex Company, Inc. 2014 Stock Incentive Plan;

5.	to ratify the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2014 fiscal year; and

6.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 3, 2014 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

We have elected to adopt the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to our stockholders instead of a paper copy of this proxy statement and our 2013 Annual Report. The Notice of Availability contains instructions on how to access and review those documents over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders who receive a Notice of Availability by mail and would like to receive a printed copy of our proxy materials, should follow the instructions for requesting such materials included on the Notice of Availability.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, please complete and return your proxy card, or vote by telephone or via the Internet by following the instructions on your Notice of Availability. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person.

By Order of the Board of Directors,

William R. Gupp

Chief Administrative Officer, General

Counsel and Secretary

Dated: March 21, 2014

TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

Annual Meeting of Stockholders

April 30, 2014

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”) for use at the Company’s 2014 annual meeting of stockholders to be held at The George Washington Grand Hotel, 103 East Piccadilly Street, Winchester, Virginia, on Wednesday, April 30, 2014 at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Record Date and Voting Securities

Only stockholders of record at the close of business on March 3, 2014, the record date for the annual meeting (the “record date”), will be entitled to notice of and to vote at the annual meeting. As of the record date, we had 16,752,213 shares of common stock outstanding, which are our only securities entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 160 Exeter Drive, Winchester, Virginia, and at the time and place of the meeting during the whole time of the meeting.

Electronic Notice and Mailing

Notice of the Company’s annual meeting was mailed on or about March 21, 2014 to all stockholders as of the record date.

Those stockholders entitled to vote may vote their shares via the Proxy Card, or via the Internet, telephone or mail, following the instructions printed on the Notice of Availability.

Stockholders who receive a Notice of Availability and would like to receive a printed copy of our proxy materials should follow the instructions for requesting such materials included in the Notice of Availability.

From the date of the mailing of the Notice of Availability until the conclusion of the annual meeting, all of the proxy materials will be accessible on the Company’s website at www.trex.com/2014proxy.

Revocability of Proxies

Stockholders who execute proxies may revoke them by giving written notice to our Corporate Secretary any time before such proxies are voted. Attendance at the annual meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the annual meeting at any time prior to the voting of the proxy at the annual meeting.

Other Matters

The Board does not know of any matter that is expected to be presented for consideration at the annual meeting, other than the election of directors, a non-binding advisory vote on the compensation of our named executive officers, approval of an amendment to the Trex Company, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 40,000,000 to 120,000,000, approval of the Trex Company, Inc. 2014 Stock Incentive Plan, and ratification of the appointment of our independent registered public accounting firm for the current fiscal year. However, if other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Solicitation Expenses

We will bear the cost of the annual meeting and the cost of soliciting proxies, including the cost of mailing any proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses. In addition, we have retained Broadridge Financial Solutions, Inc., or Broadridge, to assist in the mailing, collection, and administration of the proxy.

The annual report to stockholders and the 2013 Annual Report on Form 10-K are not proxy soliciting materials.

Voting Procedures; Abstentions; Broker Voting

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote:

•	FOR election of the nominees listed herein as directors;

•	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•

FOR approval of an amendment to the Trex Company, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 40,000,000 to 120,000,000;

•	FOR approval of the Trex Company, Inc. 2014 Stock Incentive Plan; and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

A majority of the outstanding shares of common stock entitled to vote on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting and any adjournment or postponement thereof. Abstentions and broker non-votes (which occur with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given) will be counted as present or represented for purposes of establishing a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy. Brokers may vote their shares in favor of directors so long as they have voting instructions from the beneficial owners of the shares.

Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal so long as they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. As disclosed later in this proxy statement, the vote on approval of the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.

Approval of the an amendment to the Trex Company, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 40,000,000 to 120,000,000 requires the affirmative vote of a majority of the shares of common stock issued and outstanding. Abstentions from voting on this proposal and broker non-votes will have the same effect as a vote against this proposal.

Approval of the Trex Company, Inc. 2014 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal so long as they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

Approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

EXECUTIVE OFFICERS

See “Executive Officers and Directors” in Part I, Item 1 of our 2013 Annual Report on Form 10-K for the information about our executive officers, which is incorporated herein by reference.

SECURITY OWNERSHIP

The following table presents, as of March 3, 2014, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of its common stock by the following persons:

•	each person known to the Company to be the beneficial owner of more than 5% of the common stock;

•	each director and each nominee to the Board;

•	each executive officer of the Company named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this proxy statement; and

•	all directors and executive officers of the Company as a group.

As of March 3, 2014, there were 16,752,213 shares of common stock outstanding.

The following information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power as of such date and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)(2)
Barrow, Hanley, Mewhinney & Strauss, LLC (3) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	1,200,777	7.2
Investco Ltd. (4) 1555 Peachtree Street NE Atlanta, GA 30309	1,070,635	6.4
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	1,001,113	6.0
BlackRock, Inc. (6) 40 East 52nd Street New York, New York 10022	955,041	5.7
State Street Corporation (7) State Street Financial Center One Lincoln Street Boston, MA 02111	914,870	5.5
Ronald W. Kaplan (8)	191,895	1.1
James E. Cline (9)	86,392	*
William R. Gupp (10)	73,292	*
F. Timothy Reese (11)	59,523	*
Adam D. Zambanini (12)	23,149	*
Christopher P. Gerhard (13)	10,000	*
Patricia B. Robinson (14)	27,436	*
Frank H. Merlotti, Jr. (15)	23,230	*
Jay M. Gratz (16)	14,141	*
Richard E. Posey (17)	13,740	*
Paul A. Brunner (18)	4,721	*
Michael F. Golden (19)	2,797	*
Gerald Volas (20)	1,469	*
All directors and executive officers as a group (13 persons) (21)	531,833	3.1

*	Less than 1%.

(1)

The Company has declared a two-for-one stock split payable in the form of a stock dividend on May 7, 2014 to stockholders of record on April 7, 2014. The numbers shown above and all share information set forth in this proxy statement reflect ownership of our common stock on a pre-split basis, and all votes at the annual meeting of stockholders will be tallied and a quorum will be established based on the number of shares of our common stock issued and outstanding as of the record date for the annual meeting of March 3, 2014, on a pre-split basis.

(2)	The percentage of beneficial ownership as to any person as of March 3, 2014 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 3, 2014, by the sum of the number of shares outstanding as of March 3, 2014 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 3, 2014. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

(3)	The information concerning Barrow, Hanley, Mewhinney & Strauss, LLC is based on a Schedule 13G filed with the SEC on February 12, 2014, in which the reporting person reports that it has sole voting power with respect to 613,687 of the shares shown, shared voting power with respect to 587,090 of the shares shown, and sole dispositive power with respect to all of the shares shown.

(4)	The information concerning Investco Ltd. is based on a Schedule 13G filed with the SEC on February 11, 2014, in which the reporting person reports that it has sole voting power with respect to 923,970 of the shares shown, and sole dispositive power with respect to all of the shares shown.

(5)	The information concerning The Vanguard Group is based on a Schedule 13G filed with the SEC on February 12, 2014, in which the reporting person reports that it has sole voting power with respect to 22,946 of the shares shown, sole dispositive power with respect to 979,367 of the shares shown, and shared dispositive power with respect to 21,746 of the shares shown.

(6)	The information concerning BlackRock, Inc. is based on a Schedule 13G filed with the SEC on January 30, 2014, in which the reporting person reports that it has sole voting power with respect to 905,366 of the shares shown and sole dispositive power with respect to all of the shares shown.

(7)	The information concerning State Street Corporation is based on a Schedule 13G filed with the SEC on February 4, 2014, in which the reporting person reports that it has shared voting power and shared dispositive power with respect to all of the shares shown.

(8)	The shares of common stock shown as beneficially owned by Mr. Kaplan include 103,066 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(9)	The shares of common stock shown as beneficially owned by Mr. Cline include 47,858 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(10)	The shares of common stock shown as beneficially owned by Mr. Gupp include 3,466 shares of common stock that he has the right to purchase pursuant to the exercise of stock options, and 34,753 stock appreciation rights he has the right to exercise, as of or within 60 days after March 3, 2014.

(11)	The shares of common stock shown as beneficially owned by Mr. Reese include 16,499 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(12)	The shares of common stock shown as beneficially owned by Mr. Zambanini include 12,806 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(13)	The shares of common stock shown as beneficially owned by Mr. Gerhard include 1,741 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(14)	The shares of common stock shown as beneficially owned by Ms. Robinson include 4,000 shares of common stock that she has the right to purchase pursuant to the exercise of stock options, and 20,478 stock appreciation rights she has the right to exercise, as of or within 60 days after March 3, 2014.

(15)	The shares of common stock shown as beneficially owned by Mr. Merlotti include 20,831 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(16)	The shares of common stock shown as beneficially owned by Mr. Gratz include 11,742 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(17)	The shares of common stock shown as beneficially owned by Mr. Posey include 9,998 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(18)	The shares of common stock shown as beneficially owned by Mr. Brunner include 2,322 shares of common stock that he has the right to purchase pursuant to the exercise of stock options as of or within 60 days after March 3, 2014.

(19)	The shares of common stock shown as beneficially owned by Mr. Golden include 2,355 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(20)	The shares of common stock shown as beneficially owned by Mr. Volas include 1,469 stock appreciation rights he has the right to exercise as of or within 60 days after March 3, 2014.

(21)	The shares of common stock shown as beneficially owned by all directors and executive officers as a group include a total of 9,788 shares of common stock that they have the right to purchase pursuant to the exercise of stock options, and 283,596 stock appreciation rights they have the right to exercise, as of or within 60 days after March 3, 2014.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

The Company’s certificate of incorporation provides that the Board is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2015 and at the annual meeting of stockholders in 2016, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

In accordance with the recommendation of the Nominating/Corporate Governance Committee, Jay M. Gratz, Ronald W. Kaplan and Gerald Volas have been nominated by the Board for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2017. These nominees are incumbent directors. Mr. Gratz has served on the Board since his appointment as a director in February 2007, Mr. Kaplan has served on the Board since his appointment as a director in January 2008, and Mr. Volas has served on the Board since his appointment as a director in March 2014.

William F. Andrews retired from the Board effective the end of his three year term which expired on May 1, 2013. Mr. Andrews had served on the Board since 1999, and was one of the first outside independent directors of the Company.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board may recommend. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The Board unanimously recommends that the stockholders of the Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Terms

Name	Age	Director Since
Jay M. Gratz	61	2007
Ronald W. Kaplan	62	2008
Gerald Volas	59	2014

Jay M. Gratz has served as the Chief Financial Officer of VisTracks, Inc., an application enabling platform service provider, since March 2010, and a director of such company since April 2010. Mr. Gratz was a partner in Tatum LLC, a national executive services and consulting firm that focuses on the needs of the Office of the CFO between February 2010 and March 2010. From October 2007 through February 2010, Mr. Gratz was an independent consultant. From 1999 through October 2007, Mr. Gratz served as Executive Vice President and

Chief Financial Officer of Ryerson Inc., a metals processor and distributor, and as President of Ryerson Coil Processing Division from November 2001 until October 2007. Mr. Gratz served as Vice President and Chief Financial Officer of Inland Steel Industries, a steel company, from 1994 through 1998, and served in various other positions, including Vice President of Finance, within that company since 1975. Mr. Gratz is a Certified Public Accountant. He received a B.A. degree in economics from State University of New York in Buffalo and an M.B.A. degree from Northwestern University Kellogg Graduate School of Management.

Mr. Gratz was appointed to the Board in 2007 and renominated this year specifically because the Board felt it was important to find a member with extensive financial experience. Mr. Gratz is a Certified Public Accountant, served as a chief financial officer of another respected public company, and has experience dealing with a wide-range of financial issues that the Board feels is beneficial to the Company. The Board also believes that Mr. Gratz could potentially serve as Chairman of the Audit Committee in the future.

Ronald W. Kaplan has served as Chairman, President and Chief Executive Officer of the Company since May 2010. From January 2008 to May 2010, Mr. Kaplan served as President and Chief Executive Officer of the Company. From February 2006 through December 2007, Mr. Kaplan served as Chief Executive Officer of Continental Global Group, Inc., a manufacturer of bulk material handling systems. For 26 years prior to this, he was employed by Harsco Corporation, an international industrial services and products company, at which he served in a number of capacities, including as Senior Vice President-Operations, and, from 1994 through 2005, as President of Harsco’s Gas Technologies Group, which manufactures containment and control equipment for the global gas industry. He received a B.A. degree in economics from Alfred University and an M.B.A. degree from the Wharton School of Business, University of Pennsylvania.

Mr. Kaplan was hired by the Company in January 2008 as its President and Chief Executive Officer. The Board believed that the Company at that time would greatly benefit from someone with prior professional experience as a chief executive officer of manufacturing companies, including experience leading companies through financial and operational “turnarounds”, which the Board felt was important experience for the Company at that time. Mr. Kaplan was appointed to the Board in 2008 and renominated this year because the Board believes that the Chief Executive Officer of the Company should serve on the Board.

Gerald Volas has been employed by Masco Corporation, one of the world’s leading manufacturers of brand-name products for the home improvement and new home construction industries, in various positions of increasing responsibility since 1982. Since February 2005, he has served as a Group Executive responsible for almost all of Masco’s operating companies at one time or another. He currently is responsible for a number of Masco operating companies accounting for approximately 50% of Masco’s revenues in 2012. From April 2001 to February 2005, he served as President of Liberty Hardware, a Masco operating company, from January 1996 to April 2001, he served as a Group Controller supporting a variety of Masco operating companies, and from May 1982 to January 1996, he served in progressive financial roles including Vice President/Controller at BrassCraft Manufacturing Company, a Masco operating company. Mr. Volas is a Certified Public Accountant. He received a Bachelor of Business Administration degree from the University of Michigan.

Mr. Volas was appointed to the Board in March 2014 and nominated for election at this annual meeting because of his professional experience as an executive of a consumer products company, with additional specific experience in the home improvement and new home construction industry. In addition, the Board felt it was important to find a member with extensive financial experience. Mr. Volas is a Certified Public Accountant, and has experience dealing with a wide-range of financial issues that the Board feels is beneficial to the Company.

Directors Whose Terms Expire in 2015

Name	Age	Director Since
Frank H. Merlotti, Jr.	63	2006
Patricia B. Robinson	61	2000

Frank H. Merlotti, Jr. is retired. He previously served as President of the Coalesse business unit of Steelcase, Inc., a manufacturer of office furniture and furniture systems, from October 2006 to September, 2013, and as President of Steelcase North America from September 2002 through September 2006. Mr. Merlotti served as President and Chief Executive Officer of G&T Industries, a manufacturer and distributor of fabricated foam and soft-surface materials for the marine, office furniture and commercial building industries, from August 1999 to September 2002. From 1991 through 1999, Mr. Merlotti served as President and Chief Executive Officer of Metropolitan Furniture Company, a Steelcase Design Partnership company. From 1985 through 1990, Mr. Merlotti served as General Manager of the Business Furniture Division of G&T Industries.

Mr. Merlotti was appointed to the Board in 2006 due to his professional experience as a chief executive of a consumer product company, and his experience in sales and marketing of consumer products. As a consumer products company where sales and marketing efforts are critical to its success, the Board believes this is important experience to have on the Board.

Patricia B. Robinson has been an independent consultant since 1999. From 1977 to 1998, Ms. Robinson served in a variety of positions with Mead Corporation, a forest products company, including President of Mead School and Office Products, Vice President of Corporate Strategy and Planning, President of Gilbert Paper, Plant Manager of a specialty machinery facility and Product Manager for new packaging product introductions. She received a B.A. degree in economics from Duke University and a M.B.A. degree from the Darden School at the University of Virginia.

Ms. Robinson was appointed to the Board in 2000 as one of the first outside independent directors of the Company due to her professional experience as a President of a consumer products company and her experience with strategic planning and new product introductions. As a consumer products company that continues to innovate with new products, the Board believes this is important experience to have on the Board.

Directors Whose Terms Expire in 2016

Name	Age	Director Since
Paul A. Brunner	78	2003
Michael F. Golden	60	2013
Richard E. Posey	67	2009

Paul A. Brunner is President and Chief Executive Officer of Spring Capital Inc., a merchant bank, which he founded in 1985. From 1982 to 1985, Mr. Brunner served as President and Chief Executive Officer of U.S. Operations of Asea-Brown Boveri, a multi-national Swiss manufacturer of high technology products. In 1967, he joined Crouse Hinds Company, a manufacturer of electronics and electronic equipment, and through 1982 held various positions with that company, including President and Chief Operating Officer, Executive Vice President of Operations, Vice President of Finance and Treasurer, and Director of Mergers and Acquisitions. Mr. Brunner served as a director of Johnson Controls, Inc. from 1983 through 2007, and as Chairman of its Audit Committee from 1989 to 2005. From 1959 to 1967, he worked for Coopers & Lybrand, an international accounting firm, as an audit supervisor. Mr. Brunner is a Certified Public Accountant. He received a B.S. degree in accounting from the University of Buenos Aires and a M.B.A. degree in management from Syracuse University.

Mr. Brunner was appointed to the Board in 2003 specifically due to his professional experience as a Certified Public Accountant and his past involvement as Chairman of Johnson Controls, Inc.’s Audit Committee. In addition, the Board believed Mr. Brunner would benefit the Board in serving as Chairman of the Audit Committee.

Michael F. Golden currently serves as Co-Vice Chairman of the Board of Directors of Smith and Wesson Holding Corporation, a manufacturer of firearms and firearms-related products and accessories, and served as President and Chief Executive Officer of such company from December 2004 until his retirement in September 2011. Mr. Golden was employed in various executive positions with the Kohler Company, which manufactures kitchen and bath plumbing fixtures, furniture, tile, engines, and generators, and operates resorts, from February 2002 until December 2004, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company, which manufactures tools and hardware, from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President, Sales and Marketing for a division of The Black & Decker Corporation, which manufactures tools and hardware, where he was employed from 1981 until 1996. Mr. Golden also serves on the Board of Directors of Quest Resources Holding Company. He received a B.S. degree in Marketing from Pennsylvania State University and a M.B.A. degree from Emory University.

Mr. Golden was appointed to the Board in February 2013 specifically because the Board felt it was important to find and include an additional member with experience as a chief executive officer and experience in growing branded consumer products companies.

Richard E. Posey is retired. He previously served as President and Chief Executive Officer of Moen Incorporated, a manufacturer of faucets, from January 2002 through September 2007. Prior to joining Moen, Mr. Posey was President and Chief Executive Officer of Hamilton Beach / Proctor Silex, Inc., a manufacturer of small kitchen appliances, for five years. Mr. Posey began his career at S.C. Johnson & Son, a supplier of cleaning and other household products, where for 22 years he served in a series of increasingly responsible management positions, both overseas and in the U.S., culminating with Executive Vice President, Consumer Products, North America. Mr. Posey is a Founding Trustee, Virginia Commonwealth University School of Engineering Foundation. He received a B.A. degree in English from The University of Southern California and a M.B.A. degree from The University of Michigan.

Mr. Posey was appointed by the Board in May 2009 because the Committee felt it was important to find and include a member with consumer product experience. Mr. Posey was primarily chosen due to his professional experience as a chief executive of a number of consumer product companies, and his experience in sales and marketing of consumer products.

Board of Directors and Committees of the Board of Directors

The Board currently consists of eight directors. Mr. Golden was appointed by the Board, upon recommendation of the Nominating/Corporate Governance Committee, in February 2013, and elected by the stockholders at the 2013 annual meeting. Mr. Volas was appointed by the Board, upon recommendation of the Nominating/Corporate Governance Committee, in March 2014, and nominated for election at this annual meeting.

The Board has a three standing committees: the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. The Board held seven meetings, the Audit Committee held five meetings, the Compensation Committee held five meeting, and the Nominating/Corporate Governance Committee held five meetings during the Company’s 2013 fiscal year. During 2013, each director attended at least 75% of the aggregate of the total number of meetings of the Board and of each committee of the Board on which such director served.

It is the Company’s policy that all directors should attend the annual meetings of the Company’s stockholders. All of the directors attended the annual meeting of stockholders in 2013.

The Board does not have a strict retirement age for directors. However, the Board does believe that once a director attains a certain age, the Board should carefully consider whether such director’s continued service on the Board is in the best interests of the Company. The Company’s Corporate Governance Principles provide that at the adjournment of each annual meeting of stockholders, any director who is then age 75 or older shall tender his or her resignation to the Board, at which time the Board may elect to either accept such resignation or request that such director continue to serve on the Board.

Board Leadership Structure and Risk Oversight

Our board leadership structure is currently composed of a combined Chairman of the Board of Directors and Chief Executive Officer, a Lead Independent Director, an independent Audit Committee Chairman, an independent Compensation Committee Chairman, and an independent Nominating/Corporate Governance Committee Chairman. Mr. Kaplan is the Company’s President, Chief Executive Officer and Chairman of the Board, and he was hired by the Company in January 2008. Mr. Kaplan has served as President and Chief Executive Officer since January 2008, and Chairman since May 2010. After careful consideration and considering Mr. Kaplan’s strong leadership since he joined the Company in January 2008, the Board determined it appropriate to appoint Mr. Kaplan Chairman in May 2010. In making this determination, the Board also considered the relative size of the Company, the size of the Board and the fact that all remaining members of the Board are independent. The Board believes that having a combined role enhances the ability to provide insight and direction on important strategic initiatives to both management and the Board and increases the likelihood that the Company acts with a common purpose. Separating the roles would potentially result in less effective management and governance processes through undesirable duplication of work and, in worst case, lead to a blurring of the current clear lines of accountability and responsibility. The Company’s overall corporate governance policies and practices adequately address any governance concerns raised by the dual CEO and Chairman role. In addition, the Board determined that there are other members of the executive management team that are well versed in all aspects of the Company and who are familiar with the roles and responsibilities of the Chairman/CEO in the event that the Chairman/CEO is unavailable.

Mr. Gratz is the Company’s Lead Independent Director, and he is currently serving a term of two years, which ends May 2014. Mr. Gratz is an experienced former public company Executive Vice President and Chief Financial Officer. (For additional information regarding Mr. Gratz’s professional experience, please see “Proposal 1—Election of Directors”.) As our Lead Independent Director, and pursuant to the Company’s Corporate Governance Principles, the responsibilities of the Lead Independent Director may include: presiding at executive sessions of the independent directors; presiding at Board meetings in the absence of the Chairman; making recommendations and consulting with management with regard to Board meeting agendas, materials and schedules; and serving as a liaison between the independent directors and members of senior management.

Our Board also has three key committees:

•	Audit Committee, chaired by Mr. Brunner;

•	Compensation Committee, chaired by Mr. Posey; and

•	Nominating/ Corporate Governance Committee, chaired by Mr. Merlotti.

Each of these committees plays an important role in the governance and leadership of our Board and each is chaired by an independent director with significant business experience.

The Board of Directors’ Role in Risk Oversight. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. While the Chairman and Chief Executive Officer and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through the Lead Independent Director, independent board committees, and majority independent board composition, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges we face. The Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the

Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Lead Independent Director, independent committee chairs and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the Lead Independent Director, non-executive independent board members and the Chairman and Chief Executive Officer, which enhances risk oversight.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. At each quarterly meeting, or more often as necessary, our Chairman and Chief Executive Officer provides written and/or oral reports to the Board on the critical issues we face and recent developments in each of our principal operating areas. These reports include a discussion of business risks as well as a discussion regarding enterprise risk. In addition, at each quarterly meeting, or more often as necessary, the General Counsel updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our Chief Financial Officer, independent auditor, internal auditor, General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the independent auditor and internal auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans, reviewing and retaining compensation advisers, and considering the results of the say-on-pay vote and determine what adjustments, if any, are necessary or appropriate for the Company to make to its compensation policies and practices in light of such vote.

The Nominating/ Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, Board compensation, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

Director Independence. The Board has affirmatively determined that all of the current directors, other than Mr. Kaplan, who is the Company’s Chairman, President and Chief Executive Officer, are “independent” of the Company within the meaning of the rules governing companies listed on the New York Stock Exchange, or “NYSE”. For a director to be “independent” under the NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

The Board has adopted the following categorical standards of independence to assist it in determining whether a director has a material relationship with the Company. The following relationships between a director and the Company will not be considered material relationships that would preclude a finding by the Board that the director is independent under the NYSE rules:

•

employment of the director or the director’s immediate family member by another company that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•

a relationship of the director or the director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made charitable contributions of not more than $50,000 annually in any of the last three years.

Consistent with the NYSE rules, the Company’s corporate governance principles require the Company’s non-management directors to meet at least once each quarter without management present and, if the group of non-management directors includes any director who is not independent under NYSE rules, to meet at least once each year with only the independent directors present. During 2013, all of the Company’s non-management directors were independent under NYSE rules. The Company’s non-management directors held five executive sessions in 2013. Mr. Gratz, as Lead Independent Director, acted as presiding director for each such executive session of non-management directors, and was responsible for advising the Chairman of the Board of decisions reached, and of recommendations for action by the Board made, at each such meeting.

Audit Committee. The Audit Committee of the Board is a standing committee composed of four non-employee directors who meet the independence and expertise requirements of the NYSE listing standards. Pursuant to SEC rules, the Board has determined that Paul A. Brunner and Jay M. Gratz are “audit committee financial experts,” as such term is defined for purposes of Item 407 of Regulation S-K promulgated by the SEC, and are independent of management. The Audit Committee held five meetings during 2013. Between January 1 and May 1, 2013, the Audit Committee consisted of Mr. Brunner, who is the Chairman, Mr. Gratz, Mr. Merlotti and Mr. Posey. Subsequent to May 1, 2013, the Audit Committee consists of Mr. Brunner, Mr. Golden, Mr. Gratz and Mr. Posey.

The Audit Committee operates under a written charter that is reviewed annually. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of the Company’s system of internal controls over financial reporting and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct and ethics and other policies and procedures regarding adherence with legal requirements. The Audit Committee has the authority to retain and terminate any third-party consultants and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Audit Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Audit Committee charter is available through the Company’s website at www.trex.com/our-company/corporate-governance/committees-charters/.

Compensation Committee. The Compensation Committee of the Board is a standing committee composed of four non-employee directors who meet the independence requirements of the NYSE listing standards. The Compensation Committee held five meetings during 2013. Between January 1 and May 1, 2013, the Compensation Committee consisted of Mr. Andrews, who was the Chairman, Mr. Gratz, Mr. Posey and Ms. Robinson. Subsequent to May 1, 2013, the Compensation Committee consists of Mr. Posey, who is the Chairman, Mr. Gratz, Mr. Merlotti and Ms. Robinson.

The Compensation Committee operates under a written charter that is reviewed annually. Pursuant to its charter, the principal functions of the Compensation Committee are to review, determine and approve the compensation and benefits of the Company’s Chief Executive Officer, or “CEO,” and the other executive officers named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this proxy statement, or “named executive officers,” as well as Vice Presidents who report directly to the CEO, and to administer the Company’s employee benefit programs, including its 2005 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, annual cash incentive plan, and other incentive compensation plans, benefits plans and equity-based plans. (The Company’s Board of Directors has approved an amendment and restatement of the 2005 Stock Incentive Plan, which is being submitted to the stockholders for their approval at this annual meeting, and which will be known as the Trex Company, Inc. 2014 Stock Incentive Plan if approved by the stockholders. (See Approval of Trex Company, Inc. 2014 Stock Incentive Plan—Proposal.))

The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. (See the Compensation Discussion and Analysis section of this proxy statement for information regarding the practices of the Compensation Committee, including the role of the executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount and form of compensation paid to the named executive officers.) The Compensation Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Compensation Committee charter is available through the Company’s website at www.trex.com/our-company/corporate-governance/committees-charters/.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee of the Board is a standing committee composed of four non-employee directors who meet the independence requirements of the NYSE listing standards. The Nominating/Corporate Governance Committee held five meetings during 2013. Between January 1 and May 1, 2013, the Nominating/Corporate Governance Committee consisted of Ms. Robinson, who was the Chairman, Mr. Andrews, Mr. Brunner and Mr. Merlotti. Subsequent to May 1, 2013, the Nominating/Corporate Governance Committee consists of Mr. Merlotti, who is the Chairman, Mr. Brunner, Mr. Golden and Ms. Robinson.

The Nominating/Corporate Governance Committee operates under a written charter that is reviewed annually. The Nominating/Corporate Governance Committee is responsible for recommending candidates for election to the Board and for making recommendations to the Board regarding corporate governance matters, including Board size and membership qualifications, Board committees, corporate organization, non-employee director compensation, succession planning for officers and key executives, programs for training and development of executive-level employees, and stockholder proposals regarding these matters. The Nominating/Corporate Governance Committee has the authority to retain and terminate any search firm engaged to identify director candidates, and to obtain advice and assistance from outside counsel and any other advisors, as it deems appropriate in its sole discretion. The Nominating/Corporate Governance Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Nominating/Corporate Governance Committee charter is available through the Company’s website at www.trex.com/our-company/corporate-governance/committees-charters/.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during 2013. There are no interlock relationships as defined in the applicable SEC rules.

Director Nominations Policy

The Board has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to set forth the process by which candidates for directors are selected. The nominations policy is administered by the Nominating/Corporate Governance Committee of the Board.

The Board does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board, the Nominating/Corporate Governance Committee will take into account the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to Board matters; ability to work effectively and collegially with other Board members; and diversity. In considering the diversity of candidates, the Committee considers an individual’s background, professional experience, education and skill, race, gender and/or national origin. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating/Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating/Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, and Trex Company’s advisers. The Nominating/Corporate Governance Committee has used in the past, and may use in the future, the services of an executive search firm to help identify candidates for directors who meet the qualifications outlined above. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for committee review and assists in arranging interviews. In identifying Mr. Golden as a candidate for nomination to the Board in February, 2013, and Mr. Volas as a candidate for nomination to the Board in March 2014, the Nominating/Corporate Governance Committee retained the executive search firm, Russell Reynolds Associates.

The Committee will also consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Nominating/Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The Nominating/Corporate Governance Committee intends to review the nominations policy as it considers advisable and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating/Corporate Governance Committee may amend the nominations policy at any time.

The Company’s bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of the Company at the Company’s principal office in Winchester, Virginia a written notice of the stockholder’s intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of the Company; and (3) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the nomination is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner,

(b) the class and number of shares of the Company’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of the Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee, or (B) otherwise solicit proxies for stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Trex Company.

Communications with the Board of Directors; Reporting Questionable Accounting, Internal Accounting Controls and Auditing Matters

The Board welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Security holders and other interested parties may communicate any concerns they may have about the Company directly and confidentially to either the full Board or the non-management directors as a group, or an individual director, by writing to: “Board of Directors” or “Non-Management Directors” or Name of Individual Director, Trex Company, Inc., 160 Exeter Drive, Winchester, VA 22603-8605, Attention: Secretary, or by calling the Company’s Governance Hotline (800-719-4916). An independent third-party vendor maintains the Governance Hotline. To maintain the caller’s anonymity, calls are passed through proprietary filters to “mask” the caller’s voice and the originating phone number is removed from the associated audio file. A caller wishing to be identified may indicate his or her name in the message. All calls are forwarded to the Trex Secretary and Chief Financial Officer. The Secretary then reviews and forwards all communications to the Board member or members that the caller designates, except for those communications that are outside the scope of Board matters or duplicative of other communications previously forwarded to the intended recipients. The Secretary will retain copies of all communications and maintain a record of whether the communications were forwarded and, if not, the reason why not.

Any individual, whether an employee or third party, may report to the Audit Committee any information relating to questionable accounting, internal accounting controls and auditing matters by writing to Trex Company, Inc., Audit Committee Chairman, c/o Woods Rogers PLC, 901 East Byrd Street, Suite 1550, Richmond, VA 23219, or by calling the Company’s Governance Hotline. As stated above, an independent third-party vendor maintains the Governance Hotline, and to maintain the caller’s anonymity, calls are passed through proprietary filters to “mask” the caller’s voice and the originating phone number is removed from the associated audio file. A caller wishing to be identified may indicate his or her name in the message. All calls are forwarded to the Chairman of the Audit Committee. If anyone wants to submit relevant records, they should be mailed to the above address.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2013 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2013.

Availability of Corporate Governance Principles, Code of Conduct and Ethics, and Committee Charters

The Company makes available on its website at www.trex.com and in paper form without charge, copies of its corporate governance principles, its code of conduct and ethics, and the charters of each standing committee of its Board. Requests for copies of these documents should be directed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

DIRECTOR COMPENSATION

Non-employee directors of the Company receive cash and stock-based compensation under the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors, or “Outside Director Plan.” The Outside Director Plan is administered by the Nominating/Corporate Governance Committee. (The Outside Director Plan provides that all equity grants issued under such Plan are issued pursuant to the Trex Company, Inc. 2005 Stock Incentive Plan, or “2005 Stock Incentive Plan,” which was approved by stockholders at the Company’s 2005 annual meeting. The Company’s Board of Directors has approved an amendment and restatement of the 2005 Stock Incentive Plan, which is being submitted to the stockholders for their approval at this annual meeting, and which will be known as the Trex Company, Inc. 2014 Stock Incentive Plan if approved by the stockholders. (See Approval of Trex Company, Inc. 2014 Stock Incentive Plan—Proposal 4.))

The Nominating/Corporate Governance Committee is responsible for making recommendations to the Board regarding non-employee director compensation. In accordance with this authority, the Nominating/Corporate Governance Committee utilizes the Compensation Committee’s independent compensation consultant, Hay Group, to advise the Nominating/Corporate Governance Committee on matters related to director compensation.

The Company’s director compensation program was reviewed by Hay Group in 2012, and such review indicated that the non-employee directors’ total annual compensation (consisting of cash and stock-based compensation) was approximately at the 25th percentile of the Company’s peer group. (See discussion of our peer group under the “Benchmarking” section of Compensation Discussion and Analysis under “How do we determine executive pay.”) Based upon the Nominating/Corporate Governance Committee’s desire to have director compensation approximate or slightly exceed the median of its peer group, the Board approved certain modifications to the Outside Director Plan in July 2012. As a result of these modifications, the elements of the non-employee director compensation package under the Outside Director Plan are as follows:

•

Upon initial appointment to the Board, non-employee directors receive awards of stock appreciation rights, or “SARs” or stock options valued at $55,000 (based on the Black-Scholes valuation model of the Company’s shares).

•

For service on the Board, each non-employee director receives an annual fee of $40,000, and an annual award of restricted shares valued at $55,000 based upon the closing market price of the Company stock on the day of the grant. Any non-employee director who serves as Chairman of the Board will receive $70,000, in lieu of the $40,000 annual fee. Any director serving as Lead Independent Director will receive an additional $12,500.

•

The chairman of the Audit Committee receives an annual committee fee of $12,500, and the chairman of the Compensation Committee and the Nominating/Corporate Governance Committee each receive an annual committee fee of $7,500.

•

Each member of the Audit Committee (other than the chairman) receives an annual committee fee of $7,500, and each member of the Compensation Committee and the Nominating/Corporate Governance Committee (other than the chairman) receives an annual committee fee of $5,000.

•

The $40,000 annual director fee and the annual committee fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes board or committee service. Such fees are paid in the form of cash, provided that a director may elect to receive all or any portion of such fees in the form of grants of 50% SARs or stock options (based on the Black-Scholes valuation model of the Company’s shares) and 50% restricted shares (based upon the closing market price of the Company’s stock on the day of the grant). The fiscal year of the Outside Director Plan is July 1 through June 30.

•	The annual grants of restricted shares are made in arrears on the date of the first regularly scheduled Board meeting after June 30 of each year.

•

All grants of restricted shares vest one year after grant provided that the grants will immediately vest in the event of death, disability, retirement at the end of a term, or termination in connection with a change in control. All grants of SARs or stock options vest immediately upon grant and have a term of ten years (provided that the term is extended for one year if the director dies during the tenth year of the SAR or stock option term). Upon the termination of a non-employee director’s service for any reason (other than for cause), the director will have the right, at any time within five years after the date of termination of service and before the termination of the SAR or stock option, to exercise any SAR or stock option held by the director on the service termination date.

•	All fees described above paid in arrears are pro-rated for any partial periods served.

The Outside Director Plan, as amended in 2012, is designed to deliver annual cash compensation at the median, and equity compensation slightly above the median, of the Company’s peer group. The Outside Director Plan, as amended, is designed to deliver compensation approximately 50% in cash and 50% in equity (assuming a director does not elect to receive additional equity in lieu of cash, as discussed above), with the objective of appropriately balancing the pay of non-employee directors for their service while linking their compensation closely to returns to stockholders through the potential for enhanced value from future stock price appreciation. Directors are also reimbursed for actual travel expenses.

The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

In 2013, the Board adopted Stock Ownership Guidelines applicable to non-employee directors, pursuant to which each non-executive director is required to own and hold, as a minimum, that number of shares of the Company’s common stock having a market value of at least 3 times the director’s annual cash retainer. For purposes of the guidelines, common stock includes shares of common stock no matter how acquired (i.e., vesting of restricted shares or purchased on the open market), and unvested restricted shares. Directors have 5 years from the adoption of the guidelines or 5 years from becoming a director, whichever occurs later, to comply with the ownership requirements. Notwithstanding, each director meets the current minimum requirements other than Mr. Golden, who was appointed to the Board in February 2013, and Mr. Volas, who was appointed to the Board in March 2014.

In 2013, the Board also adopted, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, an Anti-Hedging and Anti-Pledging Policy that applies to non-employee directors. This policy prohibits our directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of Company equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering Company equity as collateral for indebtedness.

(See discussion in Compensation Discussion and Analysis under the “Stock Ownership Guidelines” and “Anti-Hedging and Anti-Pledging Policy” sections under “Additional Information on Our Program.” for discussion of the Stock Ownership Guidelines and Anti-Hedging and Anti-Pledging Policy as applicable to our executive officers.)

The table below shows compensation paid to the non-employee directors for their service in 2013.

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William F. Andrews (2)	17,596	45,808	—	—	—	—	63,404
Paul A. Brunner (3)	57,500	55,000	—	—	—	—	112,500
Michael F. Golden (4)	43,644	20,945	—	—	—	—	64,589
Jay M. Gratz (5)	65,000	55,000	—	—	—	—	120,000
Frank H. Merlotti Jr. (6)	52,500	55,000	—	—	—	—	107,500
Richard E. Posey (7)	27,082	68,384	13,384	—	—	—	108,850
Patricia B. Robinson (8)	50,838	55,000	—	—	—	—	105,838

(1)	Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to the Company’s audited financial statements in the 2013 Form 10-K, as filed with the SEC.

(2)	Mr. Andrews retired from the Board effective May 1, 2013. Mr. Andrews served as the chairman of the Compensation Committee and as a member of the Nominating/Corporate Governance Committee in 2013 until his retirement. Mr. Andrews did not elect to receive any of his cash compensation in the form of SARs or restricted shares.

(3)	Mr. Brunner served as the chairman of the Audit Committee and as a member of the Nominating/Corporate Governance Committee in 2013. Mr. Brunner did not elect to receive any of his cash compensation in the form of SARs or restricted shares.

(4)	Mr. Golden was appointed to the Board on February 12, 2013, and served as a member of the Audit Committee and the Nominating/Corporate Governance Committee in 2013.

(5)	Mr. Gratz served as a member of the Audit Committee and the Compensation Committee, and as Lead Independent Director, in 2013. Mr. Gratz did not elect to receive any of his cash compensation in the form of SARs or restricted shares.

(6)	Mr. Merlotti served as a member of the Nominating/Corporate Governance Committee in 2013, as a member of the Audit Committee between January 1 and May 1, 2013, and as a member of the Compensation Committee since May 1, 2013. Mr. Merlotti has served as chairman of the Nominating/Corporate Governance Committee since May 1, 2013. Mr. Merlotti did not elect to receive any of his cash compensation in the form of SARs or restricted shares.

(7)	Mr. Posey served as a member of the Audit Committee and the Compensation Committee in 2013. Mr. Posey has served as chairman of the Compensation Committee since May 1, 2013. Mr. Posey elected to receive $27,082 of his cash compensation in the form of SARs and restricted shares.

(8)	Ms. Robinson served as a member of the Compensation Committee and Nominating/Corporate Governance Committee in 2013, and as the chairman of the Nominating/Corporate Governance Committee between January 1 and May 1, 2013. Ms. Robinson did not elect to receive any of her cash compensation in the form of SARs or restricted shares.

2013 DIRECTOR EQUITY AWARDS

Name	Grant Date		Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)	Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock or Units ($)(2)

William F. Andrews (6)	7/31/2013	(4)	—	—	—	967	45,808

Paul A. Brunner	7/31/2013	(4)	—	—	—	1,161	55,000

Michael F. Golden (7)	7/31/2013	(4)	—	—	—	442	20,945

Jay M. Gratz	7/31/2013	(4)	—	—	—	1,161	55,000

Frank H. Merlotti	7/31/2013	(4)	—	—	—	1,161	55,000

Richard E. Posey	1/2/2013	(5)	160	38.53	3,281	85	3,281
	4/1/2013	(5)	130	48.02	3,281	68	3,281
	7/1/2013	(5)	138	47.08	3,384	71	3,384
	7/31/2013	(4)	—	—	—	1,161	55,000
	10/1/2013	(5)	144	49.02	3,438	70	3,438

Patricia B. Robinson	7/31/2013	(4)	—	—	—	1,161	55,000

(1)	All SARs vest immediately upon grant and have a term of ten years (provided that the term is extended for one year if the director dies during the tenth year of the SAR term).

(2)	Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to the Company’s audited financial statements in the 2013 Form 10-K, as filed with the SEC.

(3)	All restricted shares vest one year after grant provided that the awards will immediately vest in the event of death, disability, retirement at the end of a term, or termination in connection with a change in control.

(4)	Reflects annual award of restricted stock to the Board. Mr. Andrews’ and Mr. Golden’s grants were pro-rated for partial year service during the plan year.

(5)	Reflects an award of SARs and restricted stock received in lieu of a percentage of cash compensation as elected by the director prior to the beginning of the fiscal year.

(6)	Mr. Andrews retired from the Board effective May 1, 2013.

(7)	Mr. Golden was appointed to the Board effective February 12, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section describes the Company’s compensation program for its Chief Executive Officer (“CEO”), its Chief Financial Officer (“CFO”), and its four other mostly highly compensated executive officers for fiscal year 2013, all of whom are referred to collectively as its “named executive officers.” For fiscal 2013, the Company’s named executive officers were:

•	Ronald W. Kaplan, Chairman, President and Chief Executive Officer;

•	James E. Cline, Senior Vice President and Chief Financial Officer;

•	F. Timothy Reese, Senior Vice President, Operations;

•	William R. Gupp, Chief Administrative Officer, General Counsel and Secretary;

•	Christopher P. Gerhard, Vice President, Sales; and

•	Adam D. Zambanini, Vice President, Marketing.

This Compensation Discussion and Analysis focuses on the material elements of our executive compensation program in effect for the 2013 fiscal year. It also provides an overview of our executive compensation philosophy and why we believe the program is appropriate for the Company and its stockholders. Finally, we discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the tables below.

Our executive compensation program is intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual and long-term performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive compensation and long-term equity incentive awards.

Executive Summary

The following is a summary of actions taken by the Board and Compensation Committee in or with respect to 2013, all of which are discussed in further detail below:

•

In October 2012, the Compensation Committee modified the Company’s long-term equity incentive compensation plan, effective for awards made beginning in 2014. Beginning with the 2014 awards, the SARs previously being granted have been replaced with performance-based restricted shares, which will vest equally over a 3 year period, with each year’s vesting based on achievement against target earnings before interest, taxes, depreciation and amortization, or “EBITDA”, for 1 year, cumulative 2 years and cumulative 3 years, respectively.

•

In December 2012, the Compensation Committee’s independent consultant, Hay Group, completed an executive compensation benchmarking study of the Company’s executive compensation. Results of this study are discussed in detail later in this Compensation Discussion and Analysis.

•

In December 2012, the Compensation Committee approved a 2.5% increase in the base salaries for the named executive officers (which did not include Mr. Gerhard and Mr. Zambanini at the time) for the 2013 fiscal year.

•

In July 2013, the Board promoted Mr. Cline from Vice President and Chief Financial Officer, to Senior Vice President and Chief Financial Officer, and Mr. Reese from Vice President, Operations to Senior

Vice President, Operations, and increased each of their annual base salaries from $296,400 to $311,400. Each of their target annual cash incentive compensation award was increased from 70% to 75% of base salary, and their target long-term equity incentive compensation award was increased from 135% to 145% of base salary.

•

In October 2013, the Board approved, on a voluntary basis and in advance of final Dodd-Frank Act “clawback” rules, a “clawback” policy with respect to incentive-based compensation. The policy provides that in the event of a restatement of the Company’s financial results due to any fraudulent actions or executive misconduct, the Compensation Committee is entitled to recover from executive officers any incentive-based compensation that would not otherwise have been awarded to such persons under the as-restated financial statements during the three years preceding the date of the restatement.

•

In October 2013, the Board approved, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, a policy that prohibits our executive officers and directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of Company equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering Company equity as collateral for indebtedness.

•

In December 2013, the Board instituted Stock Ownership Guidelines. Under these Guidelines, each executive officer is required to own and hold, as a minimum, that number of shares of the Company’s common stock having a market value of at least a stated multiple of the executive officer’s base salary. The stated multiple for the Chief Executive Officer is 3, for a Senior Vice President is 1.5 and for a Vice President is 1.

•

In December 2013, the Compensation Committee approved a 2.5% increase in the base salaries for each of the named executive officers, other than Mr. Gerhard and Mr. Zambanini, who each received a 5% increase, for the 2014 fiscal year.

•

For the 2013 fiscal year, the Compensation Committee set target pretax income at $42,414,000 and target free cash flow at $34,909,000 for purposes of the annual cash incentive compensation plan. Actual pretax income and free cash flow were $48,536,000 and $35,552,000, respectively, excluding certain items that the Compensation Committee determined were extraordinary and not considered in the establishment of the respective targets for the year. This resulted in a payout of annual cash incentive compensation of 155.8% of the target for each executive officer.

•

The Company’s TSR in 2013 continued to outperform relative to the peer group. During calendar year 2013, the Company’s stock price increased by 113.6%, which was well in excess of the average of the peer group for 2013, which was 56.3%, and the S&P 500, which was 32.4%.

2013 Say on Pay Results and Considerations

The Company provides its stockholders the opportunity to cast an annual non-binding advisory vote on executive compensation (a “say-on-pay proposal”). The Company and the Company’s Compensation Committee consider the outcome of the Company’s say-on-pay proposal when making future compensation decisions for the executive officers of the Company. In connection with the Company’s 2013 annual meeting of stockholders, the proposal to approve the executive compensation of the Company’s executive officers named in the Company’s proxy statement dated March 22, 2013 received 13,696,982 votes in favor, or 95.1% of votes cast. Although these votes are advisory (and therefore not binding on the Company), the Company and the Compensation Committee carefully review these results each year and consider them, along with other communications from stockholders relating to our compensation practices, in making future compensation decisions for executive officers of the Company.

Compensation Philosophy and Objectives

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Compensation Committee. The Compensation Committee, pursuant to its charter, reviews, determines and approves the compensation, including base salary, and annual and long term incentive compensation, of the Company’s CEO and the other named executive officers, as well as Vice Presidents who report directly to the CEO. Additionally, the Compensation Committee administers the Company’s employee benefit programs, including its 2005 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, annual cash incentive plan, and other incentive compensation plans, benefit plans and equity-based plans.

The Role of Consultants. The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Compensation Committee has the authority to compensate its outside advisers without obtaining approval of the Board. In accordance with this authority, the Compensation Committee retained Hay Group in 2013 as the committee’s independent compensation consultant to advise the Compensation Committee on matters related to CEO and other named executive officer compensation. The Compensation Committee assessed Hay Group’s work as required under rules of the Securities and Exchange Commission and concluded that it did not raise any conflicts of interest and that Hay Group was independent within the NYSE’s listing standards.

The consultant’s assignments are determined by the chairman of the Compensation Committee. At the request of the chairman, the current consultant assists in developing the peer group of companies and compensation surveys to be used for the competitive analyses, prepares the market analysis of both named executive officer and board compensation, prepares a financial analysis of the Company’s performance vis-à-vis the peer group and analyzes the relationship between CEO pay and company performance, constructs market competitive ranges of pay opportunity for base salaries, annual cash incentive targets, and long-term equity incentive awards for named executive officers, and reviews the annual cash incentive and long-term equity incentive plans for linkage to key business objectives and company performance. The consultant advises the Compensation Committee as to the compensation of officers of the Company, but does not recommend any specific pay level changes for named executive officers.

The Role of Executives. The Company’s CEO and Chief Administrative Officer, General Counsel and Secretary, or “CAO,” are actively involved in the executive compensation process. Historically, the CEO reviews the performance of each of the named executive officers (other than his own performance) and, within the defined program parameters, recommends to the Compensation Committee base salary increases and annual cash incentive and long-term incentive awards for such individuals. He provides the Compensation Committee with both annual and long-term recommended financial performance goals for the Company that are used to link pay with performance. The CEO also provides his views to the Compensation Committee and the consultant with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve the Company’s business goals. The CAO works with the CEO to develop the recommended base salary increases, annual cash incentive levels and long-term equity incentive awards, and provides analysis on the ability of the executive compensation program to attract, retain, and motivate the Company’s executive team and potential executive hires. The CEO and the CAO attend the meetings of the Compensation Committee, but do not participate in the Compensation Committee’s executive sessions.

What are the Company’s executive compensation principles and objectives?

The Compensation Committee believes that the structure of the compensation program for named executive officers should be designed to attract, motivate, and retain key talent to promote the long-term success of the Company, and to balance these objectives with a strong link to stockholder return and other measures of performance that drive total stockholder return.

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of the Company’s stockholders. The core principles of the Company’s executive compensation program include the following:

•

Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to the Company can result in that individual’s total compensation being higher or lower than the Company’s target market position. The Compensation Committee regularly utilizes the assistance of a compensation consultant to provide information on market practices, programs, and compensation levels.

•

Pay-for-performance: The Compensation Committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering stockholder value creation in the short- and long-term.

•

Create an ownership culture: The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interests of management and the stockholders. To promote this alignment, the Compensation Committee granted equity-based compensation in 2013, including SARs, and time-based restricted shares, to provide incentives for named executive officers to enhance stockholder value.

•

Utilize a total compensation perspective: The Compensation Committee considers all of the compensation components—base salary, annual cash incentives, long-term equity incentives, and benefits and perquisites—in total.

•

Improved financial performance: The Company aggressively pursues strategies intended to improve its financial and operational performance by expanding its product offerings, enhancing its sales channels, improving production performance, including quality, efficiency and capacity, and lowering costs. The Compensation Committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of these objectives.

The CEO and the Compensation Committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling the Company to attract and retain exceptionally talented executives and to link total compensation to the Company’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of total stockholder return. Based on such reviews, programmatic changes have been implemented at various times to enhance consistency of the various compensation elements with the program’s philosophy.

How do we determine executive pay?

Benchmarking: Benchmarking in comparison to the peer group (see below) is one of several factors considered in the compensation process but is not in and of itself determinative. The relative position of individual named executive officers in comparison to the peer group is based on their respective competencies, experience and performance. While the Company does not establish executive pay based solely on benchmarking data, we believe that our pay levels and practices should be within a range of competitiveness with our peer group and benchmarking provides us with an assessment of reasonableness and competitiveness. To that end, the Company generally views the median of the market as a reference point against which to evaluate the competitiveness of its target total direct compensation. However, each individual’s actual compensation is based on numerous factors including the individual’s level of experience in the role and the annual and long-term performance of both the Company and the individual.

The Compensation Committee benchmarks target total direct compensation, which consists of base salary, target annual cash incentive, and the value of long-term equity incentives to the competitive marketplace, including to a peer group of companies (the “peer group”). The Compensation Committee benchmarks its named executive officer compensation because the Compensation Committee believes this is the best way to determine whether such compensation is competitive with the Company’s labor market for executive talent.

Peer Group: In June 2012, Hay Group reviewed the Company’s existing peer group and provided the Compensation Committee with a set of considerations for change, including proposed additions and deletions to the peer group. Based on Hay Group’s analysis, the Compensation Committee refined its peer group taking into account a number of factors for each potential peer company including, but not limited to, size (revenues, market capitalization and number of employees), nature of business (business comparators and similar customer base), organizational complexity and business model (span and scope of the organization), competition for executive talent (organizations from which executives may be recruited to and from) and location. While all of the aforementioned factors are taken in account, Hay Group considers the most important to be size and competition for executive talent as these provide the most meaningful insight into competitive practices.

In June 2012, with input from Hay Group, the Compensation Committee identified a publicly-traded peer group consisting of the following fifteen companies:

AAON Inc.	Landec Corp.
American Woodmark Corp.	L.B.Foster Company
Apogee Enterprises Inc.	PGT, Inc.
Deltic Timber Corp.	Simpson Manufacturing, Inc.
Drew Industries, Inc.	Twin Disc, Inc.
Hooker Furniture Corp.	U.S. Home Systems, Inc.
Insteel Industries, Inc.	Zoltek Corp.
Kadant Inc.

In December 2012, Hay Group completed an executive compensation benchmarking study. Hay Group assessed the Company’s executive compensation program against the peer group both with respect to competitiveness and mix of the elements of compensation. Hay Group compared the following elements of compensation of the Company against the peer group for 2011 (the last reported compensation for the peer group): (1) base salary; (2) target total cash compensation (base salary plus target annual cash incentive compensation); and (3) target total direct compensation (base salary plus target annual cash incentive compensation plus the value of long term equity incentive compensation). Based on such comparison, Hay Group determined that the Company’s respective elements of target compensation compared against the peer group were as follows:

Percent of Median (all NEOs)
Base Salary	104%
Target Total Cash Compensation	113%
Target Total Direct Compensation	134%

With respect to the mix of target compensation for the named executive officers, Hay Group found that the Company grants a higher percentage of variable compensation (annual cash incentives and long-term equity incentives) and a lower percentage of fixed compensation (base salary), compared to total compensation, than the peer group. This means that a higher percentage of the Company’s named executive officers’ compensation is “at risk” than the peer group. This is consistent with one of the core principles of the Compensation Committee; namely, that a material portion of the executive officers’ total compensation should be dependent on performance.

Hay Group also compared these elements of compensation on an actual basis for 2011, and determined that the Company’s respective elements of actual compensation compared against the peer group were as follows:

Percent of Median (all NEOs)
Base Salary	105%
Actual Total Cash Compensation	76%
Actual Total Direct Compensation	119%

Actual total cash compensation was substantially below median for 2011 because the executive officers only received 16.15% of their target payout for the annual cash incentive plan due to financial performance that was substantially below plan in 2011. This again highlights the Company’s focus on pay for performance.

In order to gauge performance in the context of total stockholder return or “TSR”, Hay Group compared the Company’s TSR to the peer group companies and determined that the Company substantially outperformed relative to the peer group. Hay Group analyzed both 1- and 3-year TSR and their analysis showed that the Company’s performance ranked at the 85th and 93rd percentile of the peer group, respectively (as of October 30, 2012).

The Company’s TSR in 2013 continued to outperform relative to the peer group. During calendar year 2013, the Company’s stock price increased by 113.6%, which was well in excess of the average of the peer group for 2013, which was 56.3%, and the S&P 500, which was 32.4%.

Given these results, we believe our compensation program aligns with the core principles described above, namely pay for performance, and supports the Company’s competitive pay positioning relative to peers.

What are the elements of executive compensation, why do we use these elements, how are the elements’ values determined, and, if applicable, what are the mechanics of each program?

Base Salary

Base salary is annual fixed cash compensation, and is a standard element of compensation, necessary to attract and retain talent, and provides fixed compensation that an employee can rely upon for his or her ordinary living expenses. Base salary is the principal non-variable element of the Company’s total compensation program.

Base salaries reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contributions each named executive officer delivers to the Company.

Base salaries are determined by competitive levels in the market, based on the Company’s peer group and the results of executive compensation surveys, for executives with comparable responsibilities and job scope. Base salary increases, if any, are based on individual performance, market conditions and company performance. To gauge market conditions, the Compensation Committee evaluates the peer group and market data compiled by its consultant. Base salaries are set following review of this data upon consideration of the named executive officer’s experience, tenure, performance, and potential.

In December 2012, as discussed above, Hay Group completed an executive compensation benchmarking study of the Company’s executive compensation. The Compensation Committee approved a 2.5% increase in the 2013 base salaries for the named executive officers (which did not include Mr. Gerhard and Mr. Zambanini at the time). Hay Group advised the Compensation Committee that such percentage increase was slightly below planned 2013 fiscal year increases in the industrial industry of 3%.

In December 2013, the Compensation Committee approved a 2.5% increase in the 2014 base salaries for the named executive officers, other than Mr. Gerhard and Mr. Zambanini, who each received a 5% increase. The Compensation Committee considered information publicly available on the prevalent levels of base salary increases for local companies and industrial companies, and made these adjustments based on what it determined to be appropriate. The base salaries of the named executive officers for 2013 and 2014 are as follows:

Executive Officer	2013 Base Salary	2014 Base Salary
Ronald W. Kaplan Chairman, President and Chief Operating Officer	$541,100	$554,630

James E. Cline (1) Senior Vice President and Chief Financial Officer	$311,400	$319,185

F. Timothy Reese (1). Senior Vice President, Operations	$311,400	$319,185

William R. Gupp. Chief Administrative Officer, General Counsel and Secretary	$280,600	$287,615

Christopher P. Gerhard Vice President, Sales	$212,000	$222,600

Adam D. Zambanini Vice President, Sales	$212,000	$222,600

(1)	Mr. Cline’s and Mr. Reese’s annual base salaries were adjusted effective August 1, 2013 from $296,400 to $311,400.

Annual Cash Incentive Compensation

The annual cash incentive plan provides named executive officers with the opportunity to gain financially from the Company’s financial results that they help to generate annually. The annual cash incentive plan provides for a cash payment based on the achievement of annual corporate financial goals.

We believe that it is necessary to provide annual incentive compensation, because short-term incentives provide an immediate benefit paid in cash based on the achievement of immediate results, thereby promoting the achievement of short-term goals. A performance-based incentive motivates management to focus on the short-term (one fiscal year) financial goals in specific targeted areas determined at the beginning of each year.

For the named executive officers, the Company provides an annual cash incentive payment based 75% on achievement of a certain pretax income target, and 25% on achievement of a certain free cash flow target, in each case excluding any items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such targets. Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment. The pretax income and free cash flow financial performance metrics were chosen because the Compensation Committee determined that they would best measure the Company’s financial performance for the fiscal year and align managements’ financial incentives to those of its stockholders. Management deems pre-tax earnings to be the key factor to increasing shareholder value, which is indicative of its 75% weighting toward the annual cash incentive plan. Management believes that free cash flow complements pre-tax earnings to ensure the Company’s operating and strategic objectives are being adequately funded as a result of meeting its profit objectives, which is indicative of its 25% weighting towards the annual cash incentive plan. The free-cash-flow financial metric also serves as a guideline to meeting management’s target capital structure.

The Compensation Committee uses a sliding scale to determine both the pretax income portion of the annual cash incentive and the free cash flow portion of the annual cash incentive. The minimum threshold for any payment under both the pretax income element and the free cash flow element of the annual cash incentive plan for 2013 was 80% of the respective targets, which would result in a payout of 50% of the target payment, and the maximum payout was capped at 200% of the target payment if 120% or more of the target was achieved. These performance ranges were selected based upon the Company’s business judgment while acknowledging the potential variability in results given some of the unique challenges in our business. Each year, the Company determines its performance ranges based upon the best available information and makes an informed decision as to where the threshold, target and maximum performance levels should be set. As explained in more detail below, these performance ranges were established for the 2013 plan year.

Target awards are expressed as a percentage of the named executive officer’s base salary. Cash incentive targets for 2013 were 100% for the CEO, and 60% to 75% for the other named executive officers, depending on the named executive officer’s grade level. The total award to any single named executive officer was capped at 200% of the named executive officer’s targeted percentage of salary.

Determination of Target Levels. The Compensation Committee believes that using pretax income and free cash flow financial targets as the basis for the executive annual cash incentive plan effectively aligns executive interests with the interests of the Company’s stockholders. An annual cash incentive can be earned if the Company meets its financial goals as measured using pretax income and free cash flow as adjusted to reflect core operating performance. The annual financial objectives are contained within the Company’s annual financial plan, which is approved by the Board each December prior to the start of the new fiscal year. The Company’s financial-metric based approach established for the annual cash incentive plan applies to the broader management team as well as the executive officers to ensure that there is consistency with the essence of the “pay for performance” structure of the incentive plan.

Calculations of Pretax Income Target and Payout for 2013. For the 2013 fiscal year, the Compensation Committee set target pretax income at $42,414,000, which matched the Company’s internal 2013 Financial Plan. The Compensation Committee considered this target challenging given the set of circumstances including the macro-economic and competitive environments known at the time. In addition, the 2013 pre-tax income target was substantially higher (357%) than the 2012 pretax income target because the Compensation Committee believed the Company was well positioned for substantial growth in pretax earnings.

The Compensation Committee specifically defined the pretax income target to exclude any items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such target. To illustrate the sliding scale grid:

•	if actual pretax income for 2013 was less than $33,931,000, there would be no payout for pretax income;

•	if pretax income was $33,931,000, the payout would be 50% of the target payment for pretax income;

•	if pretax income was $38,173,000, the payout would be 75% of the target payment for pretax income;

•	if pretax income was $42,414,000, the payout would be 100% of the target payment for pretax income;

•	if pretax income was $46,655,000, the payout would be 150% of the target payment for pretax income; and

•	if pretax income was $50,987,000 or greater, the payout would be 200% of the target payment for pretax income.

Numbers falling within the ranges above are interpolated on a straight line basis.

As stated above, the Compensation Committee agreed to exclude from the actual pretax income calculation for 2013 certain items that it determined were extraordinary and not considered in the establishment of the pretax income target for the year. For 2013, the Committee agreed to exclude an increase to the warranty reserve for decking material manufactured at Trex Company’s Nevada plant prior to 2007, of $20,000,000, a $1,971,000 charge associated with the settlement of a class action against the Company related to mold growth and color variation/fading, and a $1,066,000 million charge related to subleased office space in Dulles, Virginia. The Compensation Committee excluded these items because they were not included in the 2013 Financial Plan which was approved by the Board in December 2012. The Compensation Committee concluded that it would not be appropriate to penalize management for these items when they were not considered in the establishment of the pretax income target and given that they principally relate to product sold and actions taken prior to the current senior management team assuming responsibility in early 2008.

The Compensation Committee also excluded a $1,450,000 charge to 2013 pretax earnings for amounts to be paid in 2014 related to the exit of a certain product line, the effect of which would be to increase sales in 2014. The estimated increase in sales and related income were included in the 2014 pretax earnings target which was approved by the Board in December 2013. Given that management would not receive any additional incentive compensation for the 2014 year as a result of the increase in sales (in that they were included in the Financial Plan), the Compensation Committee decided that the associated charge should not reduce incentive compensation for 2013.

The net effect of the adjustments described in the two preceding paragraphs was to increase pretax income for 2013 for incentive purposes by $24,487,000 from $24,049,000 to $48,536,000. This equated to 114.4% of target, which resulted in a payment multiple of 171.6%. This percentage was then multiplied by 75%, which is the percent weight given to the pretax target portion of the annual cash incentive, to equal 128.7% for pretax income achievement.

Calculations of Free Cash Flow Target and Payout for 2013. For the 2013 fiscal year, the Compensation Committee set target free cash flow at $34,909,000, which matched the Company’s 2013 Financial Plan. Similar to the pretax income target, this was substantially higher (83%) than the 2012 free cash flow target. The Compensation Committee believed the Company’s growth in earnings would also result in a substantial increase in free cash flow.

The Compensation Committee specifically defined the free cash flow target to exclude any items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such target. To illustrate the sliding scale grid:

•	if actual free cash flow for 2013 was less than $27,927,000, there would be no payout for free cash flow;

•	if free cash flow was $27,927,000, the payout would be 50% of the target payment for free cash flow;

•	if free cash flow was $31,418,000, the payout would be 75% of the target payment for free cash flow;

•	if free cash flow was $34,909,000, the payout would be 100% of the target payment for free cash flow;

•	if free cash flow was $38,400,000, the payout would be 150% of the target payment for free cash flow; and

•	if free cash flow was $41,891,000 or greater, the payout would be 200% of the target payment for free cash flow.

Numbers falling within the ranges above are interpolated on a straight line basis.

As stated above, the Compensation Committee agreed to exclude from the actual free cash flow calculation for 2013 certain items that it determined were extraordinary and not considered in the establishment of the free cash flow target for the year. For 2013, actual reported free cash flow was adversely affected by a $1,466,000 adjustment for excess tax benefits related to the exercise of SARs and options and the vesting of restricted stock that occurred as a result of an increase in the share price from the date the original awards were granted. Such adjustment had no effect on overall total cash flow for 2013 since an offsetting adjustment was included in the “financing” section of the cash flow statement. Given that actual cash flow was not affected by this adjustment and given that such adjustment was not considered in the establishment of the free cash flow target, the Compensation Committee concluded that it would not be appropriate to penalize management for this adjustment. In addition, the Compensation Committee excluded from the free cash flow calculation the amount of actual cash spending related to the warranty reserve for decking material manufactured at Trex Company’s Nevada plant prior to 2007 above the provision for such spending included in the 2013 free cash flow target. The amount excluded was $1,575,000. The Compensation Committee concluded that it would not be appropriate to penalize management for spending on this item in excess of the provision included in the plan given that it relates to product sold and actions taken prior to the current senior management team assuming responsibility in early 2008.

The net effect of the adjustments described in the preceding paragraph was to increase free cash flow for 2013 for incentive purposes by $3,041,000 from $32,511,000 to $35,552,000. This equated to 101.8% of target, which resulted in a payment multiple of 108.5%. This percentage then multiplied by 25%, which is the percent weight given to the cash flow portion of the annual cash incentive, to equal 27.1% for cash flow achievement.

Total Cash Incentive Payout Percentage. As a result of the above calculations, the cash incentive for 2013 to the executive officers was paid at a blended rate of 155.8% of target, which was determined as follows:

Pretax Income achievement	171.6% x .75 = 128.7%
Free cash flow achievement	108.5% x .25 = 27.1%
Total	155.8%

This blended rate was then multiplied by the cash incentive target for each executive officer, as described above. Actual payouts to each named executive officer, as a percentage of base salary, were:

Executive Officer	2013 Base Salary	Target Annual Cash Incentive (as a % of Base Salary)	Target Annual Cash Incentive	Annual Cash Incentive Payout Percentage	2013 Annual Cash Incentive	% of 2013 Base Salary
Ronald W. Kaplan Chairman, President and Chief Operating Officer	$541,100	100%	$541,100	155.8%	$843,169	155.8%

James E. Cline (1) Senior Vice President and Chief Financial Officer	$311,400	75%	$233,550	155.8%	$363,929	116.9%

F. Timothy Reese (1) Senior Vice President, Operations	$311,400	75%	$233,550	155.8%	$363,929	116.9%

William R. Gupp Chief Administrative Officer, General Counsel and Secretary	$280,600	60%	$168,360	155.8%	$262,347	93.5%

Christopher P. Gerhard Vice President, Sales	$212,000	60%	$127,200	155.8%	$198,209	93.5%

Adam D. Zambanini Vice President, Marketing	$212,000	60%	$127,200	155.8%	$198,209	93.5%

(1)	Mr. Cline’s and Mr. Reese’s annual base salaries were adjusted effective August 1, 2013 from $296,400 to $311,400.

Plan Structure and Target Levels for 2014 Annual Cash Incentive Plan. In December 2013, the Compensation Committee established the pretax income and free cash flow targets for 2014, consistent with the Company’s internal Financial Plan approved by the Board in December 2013, with pretax income again being weighted at 75% and free cash flow weighted at 25%. The program mechanics for the 2014 annual cash incentive plan are the same as they were for the 2013 annual cash incentive plan, which is discussed in detail above.

Long-Term Equity Incentive Compensation

We believe that long-term equity incentive compensation provides appropriate motivational tools to achieve certain long-term company goals. The long-term equity incentive compensation plan is designed to align named executive officers’ interests with those of stockholders, motivate the named executive officer team to achieve key financial goals and reward superior performance. The design of the program helps to reduce turnover and to retain the knowledge and skills of the Company’s valued employees. In structuring the amount of long-term equity incentive compensation awards, the Compensation Committee seeks to balance such awards and the interests of the Company’s stockholders under a policy that moderates the dilutive effects of annual equity-based awards against the need to provide attractive and competitive incentive compensation.

Under the long-term equity incentive compensation plan of the Company for grants in 2013, the grants consisted of 50% Stock Appreciation Rights, or “SARs” and 50% time-based restricted shares.

In October 2012, the Compensation Committee modified the Company’s long-term equity incentive compensation plan, effective for awards made beginning in 2014. In developing and approving these modifications, the Compensation Committee consulted with Hay Group, which reviewed the proposed modifications, and advised the Compensation Committee that such modified plan was consistent with market data utilizing the Company’s peer group and various market studies undertaken by Hay Group. Beginning with the 2014 awards, SARs have been replaced with performance-based restricted shares, which will vest equally over a 3-year period, with each year’s vesting based on achievement against target earnings before interest, taxes, depreciation and amortization, or “EBITDA”, for 1 year, cumulative 2 years and cumulative 3 years, respectively.

SARs, time-based restricted shares, and performance-based restricted shares are described in detail below.

Elements of Long-Term Equity Incentive Compensation:

Stock Appreciation Rights (SARs). Stock Appreciation Rights, or “SARs,” are grants which, upon exercise, give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over a grant price. Upon exercise, the net appreciation over the base price is settled in an equivalent number of common shares valued on the exercise date. SARs are similar to stock options but are less dilutive because only a net number of shares are issued. With respect to SARs, the grant price is the closing market price of the Company’s common stock on the NYSE on the grant date. The SARs have a three-year vesting period, vesting one-third each year. The number of SARs issued is based on the approved target dollar amount of SARs to be awarded, divided by the value of one SAR, which is equal to the Black-Scholes value of an equivalent stock option.

SARs motivate executive efforts to achieve results that produce long-term increases (since executives have up to 10 years to exercise their SARs) in common stock market price. The three-year SAR vesting period encourages named executive officers to work with a long-term view of the Company’s performance and reinforces their long-term affiliation with the Company. Named executive officers receive value in the SAR grants only when the share price increases above the grant price, which strengthens their alignment with stockholder interests.

SARs were granted in February 2013 as part of the long-term equity incentive grant. As stated above, effective with the grants made in 2014, SARs have been replaced by “performance-based restricted shares”, as further described below.

Time-Based Restricted Shares. Time-based restricted shares are Company common stock that cannot be sold or transferred during the vesting period. The restricted shares have a three-year vesting period, vesting one-third each year. The number of restricted shares issued is based on the approved target dollar amount of restricted stock to be awarded, divided by the fair market value of the Company’s common stock on the date of the grant.

Time-based restricted shares facilitate retention by providing value if the named executive officer remains with the Company over the vesting period. In addition, time-based restricted stock provides immediate alignment with stockholders through current stock ownership, and the potential for future growth.

Performance-Based Restricted Shares. Performance-based restricted shares are similar to time-based restricted shares, but the number of share that will vest, if any, is based on Company financial performance. The performance-based restricted shares have a three-year vesting period, vesting one-third each year based on target earnings before interest, taxes, depreciation and amortization, or “EBITDA,” for 1 year, cumulative 2 years and cumulative 3 years, respectively.

•	For the first vesting, the target performance will be planned EBITDA for the first year.

•

For the second vesting, the target performance will be cumulative EBITDA for the first two years, with the target EBITDA for the second year equaling the first year’s target EBITDA plus a pre-determined growth rate.

•

For the third vesting, the target performance will be cumulative EBITDA for the three years, with the target EBITDA for the third year equaling the second year’s target EBITDA plus a pre-determined growth rate.

With respect to each vesting, the number of shares that will vest will be between 0% and 200% of the target number of shares. The Compensation Committee will use a sliding scale to determine the percentage of the target shares that will vest each year. The minimum threshold for any vesting will be 80% of the EBITDA target, which will result in a payout of 50% of the target vesting, and the maximum payment will be capped at 200% of the target vesting if 120% or more of the target is achieved. Between the minimum threshold and the maximum payout, the number of restricted shares to vest will change in a linear fashion. The target number of performance-based restricted shares issued is based on the approved target dollar amount of such shares to be awarded, divided by the fair market value of the Company’s common stock on the date of the grant.

In addition to facilitating retention, performance-based restricted shares also more closely align the long-term equity incentive compensation plan with the Company’s pay for performance philosophy. The number of shares that will vest each year is contingent upon performance against pre-determined EBITDA targets. If the Company achieves less than 80% of the target for any year, no shares will vest. This vesting condition encourages named executive officers to work with a long-term view of the Company’s performance and reinforces their long-term affiliation with the Company.

The award agreements for both time-based restricted shares and performance-based restricted shares provide that if a participant’s employment with the Company is terminated due to death, permanent and total disability, retirement, by the Company without “cause,” or by the participant with “good reason” (with “cause” and “good reason” being defined in the award agreements), any unvested restricted shares held by a participant at termination will vest (with performance-based restricted shares vesting at target levels).

2013 Long-Term Equity Incentive Compensation Awards. Under the long-term equity incentive compensation plan of the Company for grants in 2013, the grants consisted of 50% SARs and 50% time-based restricted shares. Although the Company has replaced SARs with performance-based restricted shares for grants starting in 2014, the Company believes the use of SARs and time-based restricted shares in 2013 did balance the needs of the Company between retention and performance and aligns the named executive officers with stockholders given that any value ultimately recognized is dependent upon the value of the Company’s stock.

The target levels for the 2013 grants were 200% of base salary for the CEO and 115% to 135% of base salary for the other named executive officers, depending on the officer’s grade level, and were split equally between restricted shares and SARs. The award of restricted shares in 2013 was conditioned on the attainment in 2012 of positive pretax earnings, excluding certain items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such target, while the award of SARs was not conditioned upon the attainment of any company performance target. (The Compensation Committee considers that SARs are “performance based” by definition in that the value of SARs are dependent on an increase in the share price from the date of grant of the SAR to the date of its exercise.) The Company did earn positive pretax earnings in 2012, so the restricted stock awards were made at target levels.

Actual awards to each named executive officer of long-term equity incentive compensation in February 2013, as a percentage of base salary, split evenly between restricted shares and SARs, were as follows:

Executive Officer	Value of 2013 Long-Term Equity Award	% of 2013 Base Salary
Ronald W. Kaplan Chairman, President and Chief Operating Officer	$1,082,200	200%

James E. Cline Senior Vice President and Chief Financial Officer	$400,140	135%

F. Timothy Reese Senior Vice President, Operations	$400,140	135%

William R. Gupp Chief Administrative Officer, General Counsel and Secretary	$322,690	115%

Christopher P. Gerhard Vice President, Sales.	$243,800	115%

Adam D. Zambanini Vice President, Sales	$243,800	115%

This portfolio of long-term equity instruments accomplished key goals of the Company. A strong incentive to increase the share price is provided through the SARs, while there is a strong retention focus through time-based restricted shares. In addition, this approach achieved a more moderate dilutive impact than providing only SARs, in that use of full-value vehicles such as restricted shares requires fewer shares to provide equivalent value to the executives.

The Compensation Committee believes that the approach for the 2013 grants of long-term incentive compensation builds upon its pay-for-performance philosophy and incorporates the growing prevalence in the marketplace of an incentive approach that provides a balance between different long-term incentive vehicles. Further, the grant of restricted shares is intended to create greater alignment between the interests of stockholders and management by providing senior management with direct ownership in the Company, including the downside risk to the value of the equity, and also serves as a retention incentive. In this way, the restricted shares provide additional and different incentives than the SARs granted to named executive officers.

2014 Long-Term Equity Incentive Compensation Awards. As stated above, under the long-term equity incentive plan of the Company for grants in 2014, the grants consisted of 50% time-based restricted shares and 50% performance-based restricted shares.

The target levels for the 2014 grants were 200% of base salary for the CEO and 115% to 145% of base salary for the other named executive officers, depending on the officer’s grade level, and were split equally between time-based restricted shares and performance-based restricted shares. The award of both forms of restricted shares in 2014 was conditioned on the attainment in 2013 of positive pretax earnings, excluding certain items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such target. The Company did earn positive pretax earnings in 2013, so the restricted stock awards were made at target levels.

Actual payouts to each named executive officer of long-term equity awards in February 2014, as a percentage of base salary, split evenly between time-based restricted shares and performance-based restricted shares, were as follows:

Executive Officer	Value of 2014 Long-Term Equity Award	% of 2014 Base Salary
Ronald W. Kaplan Chairman, President and Chief Operating Officer	$1,109,260	200%

James E. Cline Senior Vice President and Chief Financial Officer	$462,818	145%

F. Timothy Reese Senior Vice President, Operations	$462,818	145%

William R. Gupp Chief Administrative Officer, General Counsel and Secretary	$330,757	115%

Christopher P. Gerhard Vice President, Sales.	$255,990	115%

Adam D. Zambanini Vice President, Sales	$255,990	115%

The Compensation Committee regularly makes its annual long-term equity incentive grants to named executive officers at its February meeting, with the grant date being the date of the Compensation Committee meeting at which such equity grants are approved. The Company does not time the grant of equity awards in coordination with the release of material non-public information.

The Compensation Committee retains discretion to adjust the target percentage award based upon each named executive officer’s current performance and anticipated future contribution to the Company’s results, as well as upon the amount and terms of equity-based awards previously granted to the named executive officer by the Company. The Compensation Committee did not make any discretionary adjustments to a named executive’s target percentage award, and has not done so for any of the executive officers in any of the years reflected in the Summary Compensation Table.

Retention Agreements

On July 24, 2012, the Company entered into retention agreements with Mr. Kaplan, Mr. Cline, Mr. Reese and Mr. Gupp pursuant to which the Company granted restricted shares and agreed to pay cash retention payment awards, with the restricted stock vesting and the cash payment being made only if certain retention conditions are met.

The Company entered into these retention agreements with Mr. Kaplan, Mr. Cline and Mr. Reese in order to ensure business continuity and orderly transition in the future of their successors. Each of such recipients is age 60 or older, and the Board was concerned about the risk that each recipient would retire from the Company on or around the same time. In addition to retirement concerns, the Board also recognized that this group of executives has a long and successful track record together and the possibility exists that all could leave the Company at the same time for other opportunities. The Company entered into a retention agreement with Mr. Gupp because of his long-time involvement in the legal matters specified in his retention agreement, and the risk to the Company should Mr. Gupp leave the Company prior to the resolution of such matters.

We believe that these retention payments are in the best interests of stockholders as the current management team has been instrumental in guiding the Company through legacy challenges and issues which preceded their employment. Further, these executives have provided substantial returns to stockholders in the form of stock price appreciation since 2008 and have provided a foundation for sustainable growth moving forward.

The amount and form of the retention payments were determined with assistance from Hay Group, the Compensation Committee’s independent compensation consultant, who provided recent trends and examples of prevailing market practices for similarly-sized companies that were faced with similar retention challenges. The Compensation Committee used Hay Group’s analysis in determining the most efficient and effective form of retention vehicles (a combination of cash and restricted stock) and level of retention awards that would maximize the probability of retaining these named executive officers through the desired period of time. We believe that the form and level of retention payment are consistent with industry and market practices and are best suited given the Company’s short- and long-term business objectives and strategy.

The retention agreements for Mr. Kaplan, Mr. Cline and Mr. Reese are substantially similar in form and provide that in the event the recipient is actively employed by the Company on August 16, 2015, January 1, 2017, and June 15, 2017, for Mr. Kaplan, Mr. Cline and Mr. Reese, respectively, the restricted stock will vest, and the cash payment will be made, to such recipient. The Retention Agreement for Mr. Gupp provides that the restricted stock will vest, and the cash payment will be made, upon resolution of certain legal matters currently being managed by Mr. Gupp, provided that the earliest that the vesting and payment could be made is August 16, 2015, and further provided that if Mr. Gupp is still actively employed by the Company on August 16, 2019, the vesting and payment shall be made regardless of the status of the specified legal matters.

The aggregate value of the retention award for each of the recipients was two times his then current base salary and target annual cash incentive, with 50% of such amount being reflected in restricted shares and 50% of such amount being reflected in a cash payment. The value as of grant date and number (based upon the closing market price of the stock on the grant date) of restricted shares that will vest, and the cash payment that will be paid, if the retention conditions are met, are as follows:

Executive Officer	Value/Number of Restricted Shares	Cash Retention Payment
Ronald W. Kaplan	$1,055,800 /37,242	$1,055,800
Chairman, President and Chief Operating Officer

James E. Cline	$491,470 /17,336	$491,470
Senior Vice President and Chief Financial Officer

F. Timothy Reese	$491,470 /17,336	$491,470
Senior Vice President, Operations

William R. Gupp	$437,920 /15,447	$437,920
Chief Administrative Officer, General Counsel and Secretary

The restricted shares were granted pursuant to the Trex Company, Inc. 2005 Stock Incentive Plan. The Retention Agreements provide that the restricted stock will vest, and the cash payment will be made, in the event of the death or disability of the recipient, if the Company terminates the recipient’s employment without “cause”, or if the recipient resigns for “good reason.” For this purpose, “cause” and “good reason” include events specified in the recipients’ change in control and severance agreements, each dated August 3, 2011, as further described in “Elements of Post Termination Compensation” below.

Additional Information on our Program

Stock Ownership Guidelines

To align our officers’ and directors’ interests with those of our stockholders, the Board in December 2013 instituted Stock Ownership Guidelines.

Under these Guidelines, each executive officer is required to own and hold, as a minimum, that number of shares of the Company’s common stock having a market value of at least a stated multiple of the executive officer’s base salary. The stated multiple for the Chief Executive Officer is 3, for a Senior Vice President is 1.5 and for a Vice President is 1. For purposes of the Guidelines, common stock includes shares of common stock no matter how acquired (i.e., vesting of restricted shares or purchased on the open market), unvested time-based restricted shares and unvested performance-based restricted shares at target levels.

Executive officers have 5 years from the adoption of the Guidelines or 5 years from becoming an executive officer, whichever occurs later, to comply with the ownership requirements. Notwithstanding, each named executive officer meets the current minimum requirements.

Anti-Hedging and Anti-Pledging Policy

The Board adopted in October 2013, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, a policy that prohibits our executive officers from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of Company equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering Company equity as collateral for indebtedness.

Clawback Policy

The Board adopted in October 2013, on a voluntary basis and in advance of final Dodd-Frank Act “clawback” (or compensation recovery) rules, a “clawback” policy with respect to incentive-based compensation. The policy provides that in the event of a restatement of the Company’s financial results due to any fraudulent actions or executive misconduct, the Compensation Committee is entitled to recover from executive officers any incentive-based compensation that would not otherwise have been awarded to such persons under the as-restated financial statements during the three years preceding the date of the restatement.

Perquisites

The Company provides a limited number of perquisites to its named executive officers. The perquisites offered to the named executive officers in 2013 include a monthly company car allowance, and a country club membership for the CEO.

The Compensation Committee believes that the benefits the Company and the named executive officers derived from perquisites more than offset their costs to the Company. The personal benefits are considered to constitute a part of the Company’s overall program and are presented in this light as part of the total compensation package approved by the Compensation Committee at the time of an executive officer’s hiring or promotion, as part of the Compensation Committee’s review of each named executive officer’s annual total compensation, and in compensation discussions with named executive officers.

The Compensation Committee oversees the design, implementation and administration of all the Company benefit programs, including perquisites. The amounts relating to perquisites are disclosed in the footnotes to the Summary Compensation Table below. The Compensation Committee, with the assistance of its consultant, periodically reviews the cost and prevalence of these programs to determine whether they are in line with competitive practices and are warranted based upon business needs and the contributions of the named executive officers.

The monthly company car allowance is $1,000 for the CEO and $750 for the other named executive officers. The country club membership for the CEO included payment of an annual membership at a local country club in order to promote good community and business relationships. Additional information about these perquisites can be found in the All Other Compensation Table below.

Does the Company have Severance or Change-in-Control Agreements with its named executive officers?

The Company has entered into change-in-control agreements with the named executive officers to provide certain cash payments to the officers upon a termination following a change in control, which is in the form of a “double trigger.” In addition, such agreements provide for an acceleration of equity grants upon a change in control. Change-in-control agreements are designed to protect executives in the event of a change in control, and provide security for executives against sudden or arbitrary termination in connection with a change in control. In addition, the CEO has an employment agreement, and the other named executive officers have severance agreements, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements. The provisions of each agreement were determined by analysis of peer group and market trends and practices and are set at competitive levels with industry practice.

For a discussion of these arrangements, including the estimated quantification of these amounts, see the Elements of Post Termination Compensation discussion following this Compensation Discussion and Analysis.

How do our decisions regarding each element affect decisions regarding the other elements?

The Compensation Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Compensation Committee considers the retention value of the long-term equity currently held by the executive. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive’s total compensation. The Compensation Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the Compensation Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Compensation Committee, such as individual performance, internal equity, and historical pay practices. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential annual cash incentive and long term equity incentive payouts are based on the executive’s base salary, increases in base salary also increase the amount of such payouts.

What are the tax and accounting considerations that factor into decisions regarding executive compensation?

We consider tax and accounting implications in determining our compensation programs.

Policy on Deductibility of Named Executive Officer Compensation. In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the CEO and three other most highly-compensated named executive officers (other than the CEO), excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if compensation is based on pre-established objective performance targets, the programs’ material features have been approved by stockholders, and there is no discretion to increase payments after the performance targets have been established for the performance period.

To the extent a named executive officer would otherwise earn over $1 million in compensation in any calendar year, the Compensation Committee generally endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Compensation Committee’s guiding principles. Also, the actual impact of the loss of deduction for compensation paid to the CEO and the other three most highly compensated executives over the $1 million limitation may be small and have a de minimis impact on the Company’s overall tax position. For these and other reasons, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types that will be deductible.

Internal Revenue Code Section 409A. The Company reviews its compensation plans and programs for compliance with Section 409A of the Internal Revenue Code and the relevant Treasury Resolutions regarding nonqualified deferred compensation.

Impact of FASB ASC Topic 718. The accounting standards applicable to the various forms of long-term incentive plans under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly FASB Statement 123R) is one factor that the Company considers in the design of its long-term equity incentive programs. The Company monitors its FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about our long-term incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF TREX COMPANY INC.

The Compensation Committee of the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”) has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis above, and recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2014 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Richard E. Posey, Chairman

Jay M. Gratz

Frank M. Merlotti, Jr.

Patricia B. Robinson

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, Chief Financial Officer, and our four other most highly compensated executive officers, during 2013. These individuals were the only executive officers of the Company during 2013 for whom this information is required under SEC rules.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(4)	SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Ronald W. Kaplan	2013	541,100	—	541,100	541,100	843,169	—	34,285	2,500,754
President and Chief	2012	527,900	—	1,583,700	527,900	1,055,800	—	31,047	3,726,347
Executive Officer	2011	515,000	—	515,000	515,000	83,173	—	32,118	1,660,291

James E. Cline	2013	302,750	—	200,070	200,070	363,929	—	29,965	1,096,784
Senior Vice President and	2012	289,100	—	686,613	195,143	404,740	—	18,335	1,593,931
Chief Financial Officer	2011	282,000	—	190,350	190,350	31,880	—	23,700	718,280

F. Timothy Reese	2013	302,750	—	200,070	200,070	363,929	—	24,300	1,091,119
Senior Vice President,	2012	289,100	—	686,613	195,143	404,740	—	24,053	1,599,649
Operations	2011	282,000	—	190,350	190,350	31,880	—	23,700	718,280

William R. Gupp	2013	280,600	—	161,345	161,345	262,347	—	24,300	889,937
Chief Administrative	2012	273,700	—	595,298	157,378	328,440	—	24,050	1,378,866
Officer, General	2011	267,000	—	153,525	153,525	25,872	—	23,700	623,622
Counsel and Secretary

Christopher P. Gerhard (5)	2013	212,000	—	121,900	121,900	198,209	—	24,300	678,309
Vice President, Sales

Adam D. Zambanini (5)	2013	212,000	—	121,900	121,900	198,209	—	25,069	679,078
Vice President, Marketing

(1)	Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to the Company’s audited financial statements in the 2013 Form 10-K, as filed with the SEC.

(2)	See “Compensation Discussion and Analysis” and the “Grants of Plan-Based Awards Table” below for additional information on these awards.

(3)	See the “All Other Compensation Table” below for additional information on these amounts for 2013.

(4)	On July 24, 2012, restricted shares were granted to Mr. Kaplan, Mr. Cline, Mr. Reese and Mr. Gupp under the terms of Retention Agreements entered into with such executive officers, with a grant date fair value of $1,055,800, $491,470, $491,470 and $437,920, respectively.

(5)	Mr. Gerhard and Mr. Zambanini first became named executive officers in 2013. Therefore, fiscal year 2013 is the first year that summary compensation data is reportable hereunder.

ALL OTHER COMPENSATION TABLE

	401(k) Matching Contribution ($)(1)	Club Membership ($)(2)	Car Allowance ($)(3)	Total Other Compensation ($)
Ronald W. Kaplan	16,671	5,614	12,000	34,285
James E. Cline	20,965	—	9,000	29,965
F. Timothy Reese	15,300	—	9,000	24,300
William R. Gupp	15,300	—	9,000	24,300
Christopher P. Gerhard	15,300	—	9,000	24,300
Adam D. Zambanini	16,069	—	9,000	25,069

(1)	Represents company matching contributions to the Company’s 401(k) plan. The Company matches up to 6% of an employee’s annual salary, not to exceed the limitations imposed under the rules of the Internal Revenue Service.

(2)	Represents the cost of annual country club dues for Mr. Kaplan.

(3)	Represents the cost of company automobile allowance.

GRANTS OF PLAN-BASED AWARDS

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Awards; Number of Underlying SARs (#)(2)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of Stock and SAR Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Ronald W. Kaplan		67,638	541,100	1,082,200	—	—	—
	2/12/2013							12,331			541,100
	2/12/2013								23,173	43.88	541,100
James E. Cline		29,194	233,550	467,100	—	—	—
	2/12/2013							4,559			200,070
	2/12/2013								8,568	43.88	200,070
F. Timothy Reese		29,194	233,550	467,100	—	—	—
	2/12/2013							4,559			200,070
	2/12/2013								8,568	43.88	200,070
William R. Gupp		21,045	168,360	336,720	—	—	—
	2/12/2013							3,677			161,345
	2/12/2013								6,910	43.88	161,345
Christopher P. Gerhard		15,900	127,200	254,400	—	—	—
	2/12/2013							2,778			121,900
	2/12/2013								5,221	43.88	121,900
Adam D. Zambanini		15,900	127,200	254,400	—	—	—
	2/12/2013							2,778			121,900
	2/12/2013								5,221	43.88	121,900

(1)	Represents threshold, target and maximum payout levels under the annual cash incentive plan for 2013 performance. Additional information regarding the design of the annual cash incentive plan, including a description of the performance-based conditions applicable to 2013 awards, is included in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)	Grants vest ratably over three years. SARs and restricted shares vest 100% upon death, disability or retirement.

(3)	Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to the Company’s audited financial statements in the 2013 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END

	Option/SAR Awards						Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options / SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/ SARs Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options / SARs (#)	Option / SAR Exercise Price ($)	Option / SAR Expiration Date (1)	Number of Shares of Stock Not Vested (#)		Market Value of Shares of Stock Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald W. Kaplan
2/18/2009	4,950	—		—	13.44	2/18/2019	—		—	—	—
2/17/2010	29,900	—		—	17.41	2/17/2020	—		—	—	—
2/16/2011	23,581	11,790	(3)	—	26.20	2/16/2021	6,552	(3)	521,081	—	—
2/15/2012	12,560	25,120	(3)	—	25.56	2/15/2022	13,768	(3)	1,094,969	—	—
7/24/2012	—	—		—	—	—	37,242	(4)	2,961,856	—	—
2/12/2013	—	23,173	(3)	—	43.88	2/12/2023	12,331	(3)	980,684	—	—

James E. Cline
2/18/2009	4,118	—		—	13.44	2/18/2019	—		—	—	—
2/17/2010	18,525	—		—	17.41	2/17/2020	—		—	—	—
2/16/2011	8,716	4,357	(3)	—	26.20	2/16/2021	2,421	(3)	192,542	—	—
2/15/2012	4,643	9,286	(3)	—	25.56	2/15/2022	5,090	(3)	404,808	—	—
7/24/2012	—	—		—	—	—	17,336	(4)	1,378,732	—	—
2/12/2013	—	8,568	(3)	—	43.88	2/12/2023	4,559	(3)	362,577	—	—

F. Timothy Reese
2/16/2011	8,716	4,357	(3)	—	26.20	2/16/2021	2,421	(3)	192,542	—	—
2/15/2012	4,643	9,286	(3)	—	25.56	2/15/2022	5,090	(3)	404,808	—	—
7/24/2012	—	—		—	—	—	17,336	(4)	1,378,732	—	—
2/12/2013	—	8,568	(3)	—	43.88	2/12/2023	4,559	(3)	362,577	—	—

William R. Gupp
3/9/2005	3,466	—		—	46.71	3/9/2015	—		—	—	—
2/8/2006	7,500	—		—	24.17	2/8/2016	—		—	—	—
2/21/2007	6,916	—		—	25.37	2/21/2017	—		—	—	—
2/16/2011	7,030	3,514	(3)	—	26.20	2/16/2021	1,952	(3)	155,243	—	—
2/15/2012	3,745	7,488	(3)	—	25.56	2/15/2022	4,104	(3)	326,391	—	—
7/24/2012	—	—		—	—	—	15,447	(4)	1,228,500	—	—
2/12/2013	—	6,910	(3)	—	43.88	2/12/2023	3,677	(3)	292,432	—	—

Christopher P. Gerhard
2/16/2011	—	—		—	26.20	2/16/2021	300	(3)	23,859	—	—
2/15/2012	—	—		—	25.56	2/15/2022	500	(3)	39,765	—	—
2/12/2013	—	5,221	(3)	—	43.88	2/12/2023	2,778	(3)	220,934	—	—

Adam D. Zambanini
2/21/2007	1,219	—		—	25.37	2/21/2017	—		—	—	—
2/16/2011	3,708	1,855	(3)	—	26.20	2/16/2021	1,030	(3)	81,916	—	—
2/15/2012	2,142	4,282	(3)	—	25.56	2/15/2022	2,347	(3)	186,657	—	—
2/12/2013	—	5,221	(3)	—	43.88	2/12/2023	2,778	(3)	220,934	—	—

(1)	The term of each SAR / stock option is ten years. (With respect to grants under the 2005 Stock Incentive Plan, the term is extended by one year if the grantee dies in the tenth year of the term.)

(2)	The value is calculated based on the $79.53 closing price of the Company’s common stock on the NYSE on December 31, 2013, the last market trading day of the year, times the number of shares that are unvested.

(3)	Vests in three equal annual installments beginning on the first anniversary of the grant date.

(4)	On July 24, 2012, restricted shares were granted to Mr. Kaplan, Mr. Cline, Mr. Reese and Mr. Gupp under the terms of Retention Agreements entered into with such executive officers. These Retention Agreements are further described above under “Retention Agreements.”

2013 OPTION / SAR EXERCISES AND STOCK VESTED

	Option/SAR Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ronald W. Kaplan (3)	116,200	5,399,202	23,010	1,020,263
James E. Cline (4)	—	—	8,521	377,821
F. Timothy Reese (5)	64,022	2,515,532	8,521	377,821
William R. Gupp (6)	27,351	1,113,877	6,868	304,527
Christopher P. Gerhard (7)	2,051	65,450	1,050	46,557
Adam D. Zambanini (8)	—	—	2,871	127,300

(1)	The value is calculated based upon the number of options or SARs exercised times the difference between the strike price and the market price on the date of vesting.

(2)	The value is calculated based on the closing price of the Company common stock on the date of vesting (as set forth below in footnotes 3—8), times the number of vested shares.

(3)	The amount shown for “Option/SAR Awards” reflects 16,000 SARs exercised on April 1, 2013 at a strike price of $9.14 and a market price of $48.02, 10,300 SARs exercised on May 1, 2013 at a strike price of $9.14 and a market price of $47.27, 6,500 SARs exercised on May 1, 2013 at a strike price of $13.44 and a market price of $47.27, 18,450 SARs exercised on June 3, 2013 at a strike price of $13.44 and a market price of $54.49, 44,950 SARs exercised on October 25, 2013 at a strike price of $13.44 and a market price of $67.12, and 20,000 SARs exercised on October 25, 2013 at a strike price of $17.41 and a market price of $67.12. The amount shown for “Stock Awards” reflects 6,885 restricted shares that vested on February 15, 2013 at a market price of $44.34, 6,552 restricted shares that vested on February 16, 2013 at a market price of $44.34, and 9,573 restricted shares that vested on February 17, 2013 at a market price of $44.34.

(4)	The amount shown for “Stock Awards” reflects 2,545 restricted shares that vested on February 15, 2013 at a market price of $44.34, 2,422 restricted shares that vested on February 16, 2013 at a market price of $44.34, and 3,554 restricted shares that vested on February 17, 2013 at a market price of $44.34.

(5)	The amount shown for “Option/SAR Awards” reflects 3,594 SARs exercised on January 2, 2013 at a strike price of $9.14 and a market price of $38.53, 13,047 SARs exercised on January 16, 2013 at a strike price of $9.14 and a market price of $38.97, 3,594 SARs exercised on February 1, 2013 at a strike price of $9.14 and a market price of $42.03, 4,211 SARs exercised on July 1, 2013 at a strike price of $13.44 and a market price of $47.08, 4,210 SARs exercised on August 1, 2013 at a strike price of $13.44 and a market price of $48.20, 4,210 SARs exercised on September 3, 2014 at a strike price of $13.44 and a market price of $43.09, 4,210 SARs exercised on October 1, 2013 at a strike price of $13.44 and a market price of $49.02, 6,175 SARs exercised on October 16, 2013 at a strike price of $17.41 and a market price of $50.00, 4,211 SARs exercised on November 1, 2013 at a strike price of $13.44 and a market price of $69.58, 6,175 SARs exercised on November 12, 2013 at a strike price of $17.41 and a market price of $67.53, 4,210 SARs exercised on December 1, 2013 at a strike price of $13.44 and a market price of $71.79, and 6,175 SARs exercised on December 17, 2013 at a strike price of $17.41 and a market price of $73.62. The amount shown for “Stock Awards” reflects 2,545 restricted shares that vested on February 15, 2013 at a market price of $44.34, 2,422 restricted shares that vested on February 16, 2013 at a market price of $44.34, and 3,554 restricted shares that vested on February 17, 2013 at a market price of $44.34.

(6)

The amount shown for “Option/SAR Awards” reflects 3,000 SARs exercised on April 1, 2013 at a strike price of $17.41 and a market price of $48.02, 1,614 SARs exercised on April 1, 2013 at a strike price of $13.44 and a market price of $48.02, 1,614 SARs exercised on May 1, 2013 at a strike price of $13.44 and a market price of $47.27, 1,614 SARs exercised on June 3, 2013 at a strike price of $13.44 and a market price of $54.49, 1,614 SARs exercised on July 1, 2013 at a strike price of $13.44 and a market price of $47.08, 1,500 SARs exercised on October 25, 2013 at a strike price of $24.17 and a market price of $67.12, 11,920 SARs exercised on October 25, 2013 at a strike price of $17.41 and a market price of $67.12, and 4,475 options exercised on October 28, 2013 at a strike price of $38.51 and a market price of $68.48. The amount shown for “Stock Awards” reflects 2,053 restricted shares that vested on February 15, 2013 at a market price of $44.34, 1,954 restricted shares that vested on February 16, 2013 at a market price of $44.34, and 2,861 restricted shares that vested on February 17, 2013 at a market price of $44.34.

(7)	The amount shown for “Option/SAR Awards” reflects 844 SARs exercised on February 20, 2013 at a strike price of $25.37 and a market price of $47.73, and 1,207 SARs exercised on February 20, 2013, 2013 at a strike price of $9.14 and a market price of $47.73. The amount shown for “Stock Awards” reflects 250 restricted shares that vested on February 15, 2013 at a market price of $44.34, 300 restricted shares that vested on February 16, 2013 at a market price of $44.34, and 500 restricted shares that vested on February 17, 2013 at a market price of $44.34.

(8)	The amount shown for “Stock Awards” reflects 1,174 restricted shares that vested on February 15, 2013 at a market price of $44.34, 1,031 restricted shares that vested on February 16, 2013 at a market price of $44.34, and 666 restricted shares that vested on February 17, 2013 at a market price of $44.34.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2013 for (1) all equity compensation plans previously approved by the Company’s stockholders, and (2) all equity compensation plans not previously approved by the Company’s stockholders:

•	the number of securities to be issued upon the exercise of outstanding options, SARs, warrants and rights;

•	the weighted average exercise price of such outstanding options, SARs, warrants and rights; and

•	other than securities to be issued upon the exercise of such outstanding options, SARs, warrants and rights, the number of securities remaining available for future issuance under the plans.

	Number of securities to be issued upon exercise for outstanding options, SARs, warrants and rights (a)		Weighted average exercise price of outstanding options, SARs, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(4)	390,741	(2)	$26.62	1,291,171	(3)
Equity compensation plans not approved by security holders.	—		—	—
Total	390,741	(2)	$26.62	1,291,171	(3)

(1)	Consists of the Trex Company, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors (the “Outside Directors Plan”), and Trex Company’s 1999 Employee Stock Purchase Plan.

(2)	Excludes 191,487 shares of restricted stock outstanding under the 2005 Stock Incentive Plan as of December 31, 2013.

(3)	Represents 1,190,752 shares remaining available for future issuance under the 2005 Stock Incentive Plan and 100,419 shares remaining available for future issuance under the 1999 Employee Stock Purchase Plan. Shares of common stock issuable under the Outside Director Plan are issued pursuant to the 2005 Stock Incentive Plan.

(4)	Per note 8 to the Company’s audited financial statements in the 2013 Form 10-K, as filed with the SEC, the weighted average exercise price of outstanding options and SARs is $40.09 and $25.85, respectively, and the weighted average remaining contractual life of outstanding options and SARs is 1.0 year and 6.9 years, respectively.

Elements of Post Termination Compensation

In light of competitive market practices, based on the findings in a study completed by the Compensation Committee’s independent consultant, the Compensation Committee has approved change-in-control severance agreements for the CEO and the other named executive officers. The agreements are intended to help retain these named executive officers, maintain a stable work environment and provide economic security to certain key employees in the event of termination of their employment in connection with a change in control.

Pursuant to these agreements, if, within the period beginning 90 days before and ending two years after a “change in control” of the Company, (1) the employment of the executive, who we refer to as a “covered executive,” is terminated by the Company (other than a termination for “cause” or by reason of death or disability) or (2) if the covered executive terminates his employment for “good reason” (either event constituting a “double trigger”), the covered executive will receive severance benefits.

•

For this purpose, “cause” includes events specified in the change-in-control severance agreement, including the covered executive’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.

•

For this purpose, “good reason” includes events specified in the change-in-control severance agreement, including a material and adverse change in the covered executive’s status or position with the Company, a 10% or greater reduction in the covered executive’s aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which the covered executive is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of the covered executive’s office more than 50 miles from the current office and further than his then-current residence.

Upon such termination, the covered executive will receive:

•

a lump-sum cash payment equal to the sum of (1) the covered executive’s accrued base salary and accrued vacation pay, plus (2) if not previously paid, the covered executive’s annual cash incentive earned for the preceding fiscal year, plus (3) the covered executive’s targeted annual cash incentive for the year in which the severance occurs, pro-rated based upon the number of days he was employed during such year;

•

a lump sum severance payment equal to 2.99 times for the CEO and 1.5 times for the other named executive officers the sum of (1) the covered executive’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) the covered executive’s target annual cash incentive for the year immediately prior to the year in which the change in control occurs, (b) the covered executive’s target annual cash incentive for the year of the termination of employment, or (c) the covered executive’s actual annual cash incentive for the last fiscal year immediately prior to the year of the termination of employment; and

•

continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 18 months or until coverage is obtained from a new employer.

Notwithstanding the foregoing, each agreement provides that, to the extent necessary to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code in connection with a change in control, the amounts payable or benefits to be provided to the covered executive shall be reduced such that the reduction of compensation to be provided to the covered executive is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis (but not below zero).

If a change of control occurs during the term of these agreements, the covered executive will be entitled to accelerated vesting of all outstanding long-term incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted shares, and performance shares (at the targeted payment level) (whether or not there is a loss of employment).

A change in control is generally defined as (1) the acquisition by any person or entity of 35% of Trex Company’s outstanding stock, (2) a merger where the stockholders of the Company immediately prior to the merger would not own at least 50% of the outstanding stock of the Company after such merger, (3) a sale of all or substantially all of the assets of the Company, or (4) during any two-year period, the directors in office at the beginning of such period ceasing to be a majority of the board, unless the nomination of each new director during such period was approved by at least two-thirds of the directors in office at the beginning of such period.

The Company has also entered into an employment agreement with the CEO, and severance agreements with the other named executive officers, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements.

Mr. Kaplan’s employment agreement, dated January 1, 2008, which was amended and restated on March 7, 2011, August 3, 2011 and July 24, 2012, provides for the payment of severance benefits to Mr. Kaplan if the Company terminates his employment without “cause” or if Mr. Kaplan resigns for “good reason” (other than in connection with a change-in-control). For this purpose, “cause” and “good reason” are defined in the same manner as in the change-in-control severance agreements discussed above. Upon such a termination, Mr. Kaplan will be entitled to receive the following:

•

a lump-sum cash payment equal to the sum of (1) Mr. Kaplan’s accrued base salary and accrued vacation pay, plus (2) if not previously paid, Mr. Kaplan’s annual cash incentive earned for the preceding fiscal year;

•

a lump-sum cash payment equal to 2 times the sum of (1) Mr. Kaplan’s base salary then in effect plus his automobile allowance, plus (2) an amount equal to the greater of (a) Mr. Kaplan’s targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) his actual annual cash incentive earned for the preceding year;

•

continued health, dental, and life insurance benefits on the same terms and conditions as though Mr. Kaplan had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 24 months or until equivalent coverage is obtained from a new employer; and

•

accelerated vesting of all outstanding long-term incentive awards, including stock options, stock appreciation rights, and restricted shares, with any stock options or stock appreciation rights being exercisable for a period ending on the earlier of 5 years after termination of employment or the expiration of the term of such grant.

If Mr. Kaplan’s employment is terminated during a change-in-control protection period under his change-in-control severance agreement, described above, Mr. Kaplan will be entitled to receive the severance payments specified under that agreement instead of the foregoing payments under his employment agreement.

Mr. Kaplan is not entitled to any additional severance payments or benefits under his employment agreement if his employment is terminated by the Company for cause, by Mr. Kaplan without good reason, or if it terminates due to his death or disability. Notwithstanding the foregoing, Mr. Kaplan’s employment agreement provides that if his employment is terminated on or after August 16, 2015 for any reason other than by the Company for cause, Mr. Kaplan will be entitled to accelerated vesting of all outstanding long-term incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted shares, and performance shares (at the targeted payment level).

Mr. Kaplan’s employment agreement has an initial term expiring on August 16, 2015, but will automatically be extended for additional one-year periods beginning on August 17, 2015 unless either Mr. Kaplan or the Company provides a non-extension notice to the other party at least 90 days before the expiration of the employment term then in effect. In the event that the Company provides a non-extension notice for the renewal period that would otherwise begin on August 17, 2015, then the Company will pay to Mr. Kaplan a lump sum cash payment equal to 1.5 times the sum of his base salary then in effect and his targeted cash bonus for the 2015 fiscal year.

The severance agreements with each of the other named executive officers provide for the payment of severance compensation and benefits to the covered executive officer if the Company terminates his employment without “cause” or if the covered executive resigns for “good reason.” For this purpose, “cause” and “good reason” are defined in the same manner as in the change-in-control severance agreements discussed above. Upon such a termination, the covered executive will be entitled to receive the following:

•

a lump-sum cash payment equal to the sum of (1) covered executive’s accrued base salary and accrued vacation pay plus (2) if not previously paid, the covered executive’s annual cash incentive earned for the preceding fiscal year;

•

a lump-sum cash payment equal to one times the sum of (1) the covered executive’s base salary then in effect, plus (2) an amount equal to the greater of (a) the covered executive’s targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) his actual annual cash incentive earned for the preceding year;

•

continued health and dental plan benefits on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and

•

vesting of outstanding unvested equity as follows: (a) with respect to any equity grants issued prior to 2014, (i) any unvested restricted stock or restricted stock units held by the covered executive immediately prior to termination of employment that were otherwise scheduled to vest during the one year period following termination shall not be forfeited and instead shall immediately vest and all applicable restrictions on any shares under any such grants shall lapse, and (ii) any unvested stock appreciation rights or options held by the covered executive immediately prior to termination of employment that were otherwise scheduled to vest during the one year period following termination shall not be forfeited and instead shall vest in accordance with such schedule, and shall then be exercisable for a period of ninety (90) days following such vesting, and (b) with respect to any equity grants issued in 2014 or thereafter, any unvested grant held by the covered executive immediately prior to termination of employment shall vest in accordance with the terms of the applicable grant agreement.

If the covered executive’s employment is terminated during a change-in-control protection period under his change-in-control severance agreement, described above, the covered executive will be entitled to receive the severance payments specified under that agreement instead of the foregoing payments under his severance agreement.

The covered executive is not entitled to any additional severance payments or benefits under his severance agreement if his employment is terminated by the Company for cause, by the covered executive without good reason, or if it terminates due to his death or disability.

The term of each severance agreement is two years, unless it is extended by mutual agreement of the parties. The severance agreements in place on August 3, 2013 were renewed for an additional two year term.

The table below reflects the amount of compensation payable to the CEO and each of the Company’s other named executive officers in the event of termination of such officer’s employment (including termination by death or disability) and/or a change in control. The amounts shown assume that such termination and/or change in control was effective as of December 31, 2013 and thus includes amounts earned through such date. These figures are estimates of the amounts which would be paid to the officers upon their termination and/or a change-in-control. The actual amounts to be paid can only be determined at the time of such event.

CHANGE IN CONTROL AND SEVERANCE COMPENSATION AS OF DECEMBER 31, 2013

Name	Termination by reason of:	Cash ($)	Benefit Continuation ($)(1)	Intrinsic Value of Equity Awards as of 12/31/13 ($)(2)	Outplacement Services ($)(3)	Benefit Reduction ($)(4)	Total Benefit ($)
Ronald W. Kaplan	For Cause or Voluntary	—	—	—	—	—	—
	Death or Disability (5)	—	—	8,369,195	—	—	8,369,195
	Involuntary Termination (6)	4,273,600	24,348	8,369,195	—	—	12,667,143
	Change in Control (8)	—	—	8,369,195	—	—	8,369,195
	Termination after Change in Control (9)	6,371,631	18,261	7,543,077	20,000	—	13,952,969

James E. Cline	For Cause or Voluntary	—	—	—	—	—	—
	Death or Disability (5)	—	—	3,377,633	—	—	3,377,633
	Involuntary Termination (7)	1,207,610	10,864	2,479,295	—	—	3,697,769
	Change in Control (8)	—	—	3,377,633	—	—	3,377,633
	Termination after Change in Control (9)	1,799,180	17,424	3,377,633	20,000	—	5,214,237

F. Timothy Reese	For Cause or Voluntary	—	—	—	—	—	—
	Death or Disability (5)	—	—	3,377,633	—	—	3,377,633
	Involuntary Termination (7)	1,207,610	10,864	2,479,295	—	—	3,697,769
	Change in Control (8)	—	—	3,377,633	—	—	3,377,633
	Termination after Change in Control (9)	1,799,180	17,424	3,377,633	20,000	—	5,214,237

William R. Gupp	For Cause or Voluntary	—	—	—	—	—	—
	Death or Disability (5)	—	—	2,840,436	—	—	2,840,436
	Involuntary Termination (7)	1,046,960	11,959	2,115,994	—	—	3,174,913
	Change in Control (8)	—	—	2,840,436	—	—	2,840,436
	Termination after Change in Control (9)	1,519,840	19,906	2,840,436	20,000	—	4,400,182

Christopher P. Gerhard	For Cause or Voluntary	—	—	—	—	—	—
	Death or Disability (5)	—	—	470,687	—	—	470,687
	Involuntary Termination (7)	396,698	10,864	179,429	—	—	586,991
	Change in Control (8)	—	—	470,687	—	—	470,687
	Termination after Change in Control (9)	722,652	16,587	470,687	20,000	—	1,229,926

Adam D. Zambanini	For Cause or Voluntary	—	—	—	—	—	—
	Death or Disability (5)	—	—	1,005,662	—	—	1,005,662
	Involuntary Termination (7)	452,000	10,864	525,409	—	—	988,273
	Change in Control (8)	—	—	1,005,662	—	—	1,005,662
	Termination after Change in Control (9)	805,200	16,558	1,005,662	20,000	—	1,847,420

(1)	Reflects Company’s portion of cost of group health and dental insurance and group life insurance.

(2)	This value is calculated as the intrinsic value of all unvested equity awards held as of December 31, 2013 that would have vested upon death or disability, an involuntary termination, a change-in-control, or a termination after a change in control based on the $79.53 closing price of the Company’s common stock on the NYSE on December 31, 2013, the last market trading day of the year.

(3)	Reflects estimated outplacement services available to the Named Executive Officers by their change-in-control severance agreements.

(4)	To the extent that a Named Executive Officer’s change-in-control severance benefits would cause him to become subject to the excise tax imposed by Section 4999 of the Code, this value reflects the reduction of his severance benefits to the extent necessary to avoid the application of this tax, as stated in his change-in-control severance agreement.

(5)	The 2005 Stock Incentive Plan, and individual restricted stock agreements and SAR agreements, provide that all unvested restricted shares and unvested SARs immediately vest upon the death or disability of the executive.

(6)	This represents benefits and payments under Mr. Kaplan’s Employment Agreement discussed above and Retention Agreement discussed in the Compensation Discussion and Analysis section above captioned “Retention Agreements.”

(7)	This represents benefits and payments under the severance agreements covering executive officers other than Mr. Kaplan, discussed above and the Retention Agreements discussed in the Compensation Discussion and Analysis section above captioned “Retention Agreements.”

(8)	This represents benefits and payments under the change-in-control severance agreements discussed above.

(9)	This represents benefits and payments under the change-in-control severance agreements discussed above and the Retention Agreements discussed in the Compensation Discussion and Analysis section above captioned “Retention Agreements.”

The Company’s Compensation Policies and Practices as They Relate to Risk

The Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The annual cash incentive plan described in the Compensation Discussion and Analysis is based upon achievement of annual financial targets, and potential cash incentive opportunities are tempered so as not to place a disproportionate incentive on short-term financial results. In addition, the long term equity incentive plan provides appropriate motivation to achieve long-term financial results as well, given that the ultimate value of the award is based upon the future value of the Company stock, and such awards constitute a significant portion of each executive’s total compensation package. The Company has constructed the determinant performance factors in short- and long-term performance plans such that they balance focus on performance metrics with strong links to stockholder value creation and overall company performance, which we believe avoids any potential risks that may result from an imbalance in performance metrics.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF TREX COMPANY, INC.

During the fiscal year ended December 31, 2013, the Audit Committee of the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”) reviewed with the Company’s financial managers, the internal auditors and Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of the Company’s system of internal control, the quality of the Company’s financial reporting, and the Company’s process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal control, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. Ernst & Young is responsible for performing an integrated audit and issuing reports on the following: (1) the Company’s consolidated financial statements, and (2) the Company’s internal control over financial reporting. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management.

Consistent with this oversight responsibility, Ernst & Young reports directly to the Audit Committee. The Audit Committee appointed Ernst & Young as the Company’s independent registered public accounting firm and approved the firm’s compensation.

The Audit Committee discussed with Ernst & Young the matters required to be discussed by the New York Stock Exchange, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from Ernst & Young the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with Ernst & Young the firm’s independence from the Company and its management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Paul A. Brunner, Chairman

Michael F. Golden

Jay M. Gratz

Richard E. Posey

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement, in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

The Compensation Committee periodically reviews the compensation programs for our named executive officers to determine that they achieve (and continue to achieve) the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and the Compensation Committee will consider the results of the vote in future decisions relating to executive compensation.

Approval of Proposal 2

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

The Board unanimously recommends that the stockholders of the Company vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

APPROVAL OF AMENDMENT TO RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(Proposal 3)

The Board of Directors recommends that Article IV of the Restated Certificate of Incorporation of the Company be amended so as to increase the number of authorized shares of common stock, par value $.01 per share, from 40,000,000 shares to 120,000,000 shares. The proposal to increase such authorized number of shares of common stock is being submitted to the Company’s stockholders.

The authorized capital stock of the Company presently consists of 43,000,000 shares of capital stock, each with a par value of $0.01 per share, consisting of 40,000,000 shares of common stock and 3,000,000 shares of preferred stock. As of December 31, 2013, 16,737,807 shares of common stock were outstanding, 561,255 shares were held by the Company as treasury shares, and 1,190,752 shares were reserved for issuance under the Company’s stock incentive plans for directors, officers and other key employees.

On February 24, 2014, the Company announced a stock split in the form of a stock dividend, to be paid on May 7, 2014 to stockholders of record as of April 7, 2014. Subsequent to such stock split (using December 31, 2013 numbers), approximately 37,000,000 shares will be outstanding, held by the Company as treasury shares, or reserved for issuance under the Company’s stock incentive plan. Without taking action to increase the number of authorized common shares, this will leave only 3,000,000 authorized shares of common stock then presently available for future issuance. If the increase in authorized shares of common stock is approved, the number of authorized and unissued shares of common stock available for future issuance will increase to 83,000,000 shares.

In order to give the Company greater flexibility in considering and planning for future business needs, the Board of Directors believes that it is in the Company’s best interests to increase the number of authorized shares of common stock. The Board of Directors has not authorized an increase in the number of shares of preferred stock.

Article IV of the Company’s Restated Certificate of Incorporation, as amended, would read as follows:

“The Corporation shall have the authority to issue a total of one hundred and twenty three million (123,000,000) shares of capital stock, each with a par value of $0.01, consisting of one hundred and twenty million (120,000,000) shares of common stock and three million (3,000,000) shares of preferred stock.”

Possible business and financial uses for the additional shares of common stock include, without limitation, future stock splits, raising capital through the sale of common stock, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under the Company’s various equity compensation plans, and other transactions and corporate purposes that the Compensation Committee deems are in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the New York Stock Exchange. As of the date of this proxy statement, the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. This amendment will not alter the number of shares issued on the date of stockholder approval. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal. The Company does not have any plan, commitment, arrangement, understanding or agreement, either oral or written to issue any shares of the proposed common stock (other than pursuant to the stock split referred to above).

The Company is not proposing to increase its authorized shares of common stock in order to impede a change of control of the Company and the Company is not aware of any current efforts to acquire control of the Company. However, under certain circumstances, the additional shares of common stock could be issued by the Company to defend against, or otherwise respond to, a hostile takeover bid. For instance, the Company could issue shares of common stock to dilute the stock ownership of a person or entity seeking to obtain control of the Company. The Company could also respond to an unsolicited takeover bid by issuing, in a private placement or otherwise, a significant portion of its securities with purchasers who might align with the Board in response to a specific change of control transaction affecting the Company. Moreover, the issuance of shares of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change could be considered favorable to stockholders generally.

Nevertheless, while the issuance of shares of common stock may have anti-takeover ramifications, the Board believes that the financial flexibility offered by this proposed amendment to the Restated Certificate of Incorporation outweighs any such disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders’ interests.

The issuance of the additional shares of common stock contemplated by this proposal also could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of common stock.

Approval of Proposal 3

Under Delaware law, approval of the amendment to the Trex Company Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock issued and outstanding.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR approval of the proposed amendment.

APPROVAL OF TREX COMPANY, INC.

2014 STOCK INCENTIVE PLAN

(Proposal 4)

The stockholders of the Company are asked to consider and vote upon a proposal to adopt the Trex Company, Inc. 2014 Stock Incentive Plan (the “stock incentive plan” or the “plan”). The Company is seeking stockholder approval of the stock incentive plan to comply with NYSE stockholder approval requirements applicable to equity plans and so that awards under the plan may qualify under the exceptions to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” and stock options granted under the plan may qualify as incentive stock options under the Internal Revenue Code.

The Company’s board of directors unanimously approved the stock incentive plan on February 19, 2014. The stock incentive plan amends and restates in its entirety the Trex Company, Inc. 2005 Stock Incentive Plan (the “2005 plan”), which was approved by the Company’s stockholders at the annual meeting held on April 21, 2005.

The stock incentive plan will become effective, and will supersede and replace the 2005 plan as currently in effect with respect to future awards, if the Company’s stockholders approve the stock incentive place at this annual meeting. If stockholders do not approve the stock incentive plan, the 2005 plan as currently in effect will remain in full force and effect in accordance with its terms, and the stock incentive plan will be null and void.

No awards under the stock incentive plan have been granted or will be granted unless and until the plan is approved by stockholders at this annual meeting. The granting of awards under the stock incentive plan thereafter will be within the discretion of the Compensation Committee. Accordingly, it is not possible as of the date of this proxy statement to determine the nature or amount of any such awards that may be subject to future grants to the Company’s executive officers, other employees, directors or other participants in the plan.

Summary of Material Provisions of the Stock Incentive Plan

A copy of the stock incentive plan is included as Appendix A to this proxy statement. The following summary of the material provisions of the stock incentive plan below is qualified in its entirety by the complete text of the stock incentive plan.

Purpose and Eligibility. The purpose of the stock incentive plan is to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To achieve these purposes, the stock incentive plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and unrestricted stock, which are referred to collectively as “awards.”

Awards may be granted under the stock incentive plan to officers, directors (including non-employee directors) and other employees of the Company or any subsidiary thereof, to any adviser, consultant or other provider of services to the Company (and any employee thereof), and to any other individuals who are approved by the Compensation Committee as eligible to participate in the stock incentive plan. Only employees of the Company or any subsidiary thereof are eligible to receive incentive stock options (as defined below).

Effective Date and Term. If approved by stockholders at this annual meeting, the stock incentive plan will become effective on the date of stockholder approval. The stock incentive plan will terminate on the tenth anniversary of its effective date.

Administration, Amendment and Termination. The stock incentive plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to interpret the stock incentive plan, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the stock incentive plan. It is intended that the members of the Compensation Committee will be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “independent directors” for purposes of Section 303A.05 of the New York Stock Exchange, or “NYSE,” Listed Company Manual.

The Board, at any time and from time to time, may amend, suspend or terminate the stock incentive plan with respect to any shares of common stock as to which awards have not been made. No such action may amend the stock incentive plan without the approval of the Company’s stockholders if the amendment would materially increase the benefits under the plan or if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NYSE Without the consent of the participant or except as otherwise provided in the stock incentive plan or in any agreement evidencing the grant of an award, no amendment, suspension or termination of the stock incentive plan may alter or impair any right or obligation under any outstanding award.

Awards. Awards under the stock incentive plan may be made in the form of:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights, or “SARs”;

•	unrestricted stock; or

•	any combination of the foregoing.

An “incentive stock option” is an option which meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified stock option” is an option which does not meet such requirements. “Restricted stock” is an award of common stock on which are imposed restricted periods and restrictions which subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. “Restricted stock units” are awards which represent a conditional right to receive shares of common stock in the future and which are subject to the same types of restrictions and risk of forfeiture as restricted stock. A “stock appreciation right,” or “SAR,” is a right to receive upon exercise, in the form of common stock, cash or a combination thereof, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR. “Unrestricted stock” is an award of common stock that is free of restrictions other than those imposed pursuant to federal or state securities laws.

Shares Subject to the Stock Incentive Plan. Subject to adjustment as described below, the total number of shares of common stock available for issuance under the stock incentive plan is 3,210,000 shares. Under the 2005 plan, which is amended and restated by the stock incentive plan, the total number of shares of common stock available for issuance is 3,150,000. Accordingly, this amendment of the 2005 plan will increase the total number of shares available for issuance by 60,000 shares.

As of December 31, 2013, there were a total of 3,150,000 shares available for issuance under the 2005 plan. After consideration of shares granted, exercises, shares withheld for taxes, cancellations, and awarded and outstanding grants, as of December 31, 2013, a total of 1,190,752 shares were available for future issuance under the 2005 plan. If the stockholders approve the stock incentive plan, using December 31, 2013 numbers, there will be a total of 1,250,752 shares available for future issuance (the 1,190,752 currently available plus the 60,000 additional shares to be authorized).

On February 24, 2014, the Company announced a two-for-one stock split in the form of a stock dividend, to be paid on May 7, 2014 to stockholders of record as of April 7, 2014. In authorizing such stock split, as permitted by the 2005 plan and the stock incentive plan, the Board adjusted the shares that will be available under the stock incentive plan (or the 2005 plan, if the stockholders do not approve the stock incentive plan) after such stock split. The Board also adjusted all outstanding awards to reflect the two-for-one stock split. As a result of such adjustment, if the stock incentive plan is approved by the stockholders, using December 31, 2013 numbers, there will be a total of 6,420,000 shares available for issuance (the 3,210,000 authorized pre-split multiplied by two), and 2,501,504 shares available for future issuance (the 1,250,752 available pre-split multiplied by two).

Shares issued under the stock incentive plan may be authorized but unissued shares, treasury shares, or issued and outstanding shares that are purchased in the open market.

Any shares granted under the stock incentive plan which are forfeited to the Company because of the failure to meet an award contingency or condition will again be available for issuance pursuant to new awards. Any shares covered by an award, or portion of an award, granted under the plan which are forfeited or canceled, expire or are settled in cash, or are withheld by the Company to cover withholding taxes, will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the plan.

If any stock option is exercised by tendering shares (or if shares are withheld to satisfy tax withholding obligations in connection with such exercise), either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a stock option under the stock incentive plan or any prior plan of the Company, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the plan. Shares issued under the stock incentive plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity will not reduce the maximum number of shares available for issuance under the plan. In the case of an SAR, only the actual number of shares issued upon exercise of the SAR will be deemed issued for purposes of determining the maximum number of shares available for issuance under the plan.

The number of shares reserved for issuance will be increased by the number of any shares that are repurchased by the Company with option proceeds in respect of the exercise of a stock option, except that the number of shares contributed to the number of shares reserved in respect of the use of option proceeds for repurchase may not be greater than the number obtained by dividing the amount of such option proceeds by the fair market value of the common stock on the date of exercise of the applicable option. For this purpose, “option proceeds” means, with respect to an option, the sum of the option price paid in cash, if any, to purchase shares under such option, plus the value of all federal, state and local tax deductions to which the Company is entitled with respect to the exercise of such option, determined using the highest federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for federal tax purposes.

The stock incentive plan has a number of additional limitations on the shares reserved for issuance. A maximum of 3,210,000 shares may be issued pursuant to incentive stock options. No participant may be awarded options or SARs for more than 150,000 shares in any calendar year, except that the annual limit for newly hired employees is 300,000 shares. A maximum of 75,000 shares of restricted stock, or shares represented by restricted stock units, or unrestricted stock that are earned based on the achievement of performance objectives may be awarded to any participant in any calendar year, unless the participant is a newly hired employee, in which case the annual limit is 150,000 shares. In authorizing the stock split referred to above, as permitted by the 2005 plan and the stock incentive plan, the Board adjusted on a two for one basis the foregoing limits which shall be applicable after the stock split under the stock incentive plan (or the 2005 plan, if the stockholders do not approve the stock incentive plan). The foregoing share limitations are subject to further adjustment as described below.

Terms and Conditions of Options. An option granted under the stock incentive plan is exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date (or 11 years if the optionee terminates employment or other service due to death in the tenth year of the option term), or five years in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary thereof (a “ten percent stockholder”).

The exercise price per share (the “option price”) under each option granted under the stock incentive plan may not be less than 100% (110% in the case of an incentive stock option granted to a ten percent stockholder) of the fair market value of the common stock on the option grant date. The common stock currently is listed on the NYSE. For so long as the common stock remains listed on the NYSE, the fair market value of the common stock will be the closing price of the common stock as reported on the NYSE on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NYSE for the last preceding date on which sales of the common stock were reported. In the event that the shares of common stock are listed on more than one established stock exchange, the fair market value will be the closing price of a share of common stock reported on the exchange that trades the largest volume of shares on the option grant date. If the common stock is not at the time listed or admitted to trading on a stock exchange, fair market value will be the mean between the lowest reported bid price and highest reported asked price of the common stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the board of directors and regularly reporting the market price of common stock in such market. If the common stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, fair market value will be as determined in good faith by the Board.

Except upon the occurrence of a merger, recapitalization, stock split or other transaction described below, the terms of outstanding options may not be amended to reduce the exercise price, and outstanding options may not be cancelled, exchanged, repurchased or surrendered in exchange for cash, other grants, or options or SARs with an exercise price that is less than the exercise price of the original options, without stockholder approval.

Payment of the option price for shares purchased pursuant to the exercise of an option may be made (1) in cash or in cash equivalents acceptable to the Company, (2) to the extent permitted by law and at the discretion of the Compensation Committee, through the tender to the Company of shares of common stock (which shares, if acquired from the Company, must have been held for at least six months prior to such tender if necessary to avoid negative accounting treatment, or such shorter period as the Compensation Committee may approve, and will be valued at their fair market value on the date of exercise), or (3) to the extent permitted by law and at the discretion of the Compensation Committee, by a combination of the foregoing methods.

In the case of incentive stock options, the aggregate fair market value of the common stock (determined on the option grant date) with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. To the extent permitted by the Compensation Committee, non-qualified stock options may be transferred to the spouse, children, grandchildren, parents and siblings of the optionee, to trusts for the exclusive benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members.

Each option will become vested and exercisable at such times and under such conditions as the Compensation Committee may approve consistent with the terms of the plan, provided, however, that subject to earlier vesting as provided in the plan, the vesting shall occur over a minimum of a three (3) year period.

Unless otherwise provided by the Compensation Committee, the following provisions of the stock incentive plan will govern termination of options in the circumstances described below. Upon termination of a participant’s employment or other relationship with the Company, other than by reason of death, permanent and total disability or retirement, all unvested options held by such participant will terminate immediately and all vested options not exercised will terminate 90 days following the date of termination of employment or other relationship. If a participant dies while employed or providing services to the Company, terminates his employment or other relationship with the Company by reason of permanent and total disability or retires, all options held by such participant which have not previously terminated will fully vest and will be exercisable for a period of five years thereafter or prior to the expiration of the term of the option, as the case may be. The plan defines “retirement” for purposes of the termination provisions of the affected types of awards to mean termination of employment on or after age 65.

Terms and Conditions of Stock Appreciation Rights. The Compensation Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which an SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not an SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR, provided, however, that subject to earlier vesting as provided in the plan, vesting shall occur over a minimum of a three (3) year period.

A SAR granted under the stock incentive plan is exercisable only to the extent that it is vested on the date of exercise. No SAR may be exercisable more than ten years from the SAR grant date (or 11 years if the grantee terminates employment or other service due to death in the tenth year of the SAR term).

Upon exercise of an SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR, as determined by the Compensation Committee. The grant price of an SAR may not be less than the fair market value of a share of common stock on the grant date.

Except upon the occurrence of a merger, recapitalization, stock split or other transaction described below, the terms of outstanding SARs may not be amended to reduce the exercise price, and outstanding SARs may not be cancelled, exchanged, repurchased or surrendered in exchange for cash, other grants, or options or SARs with an exercise price that is less than the exercise price of the original SARs, without stockholder approval.

To the extent permitted by the Compensation Committee, SARs may be transferred to the spouse, children, grandchildren, parents and siblings of the grantee, to trusts for the exclusive benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members.

Unless otherwise provided by the Compensation Committee, the following provisions of the stock incentive plan will govern termination of SARs in the circumstances described below. Upon termination of a participant’s employment or other relationship with the Company, other than by reason of death, permanent and total disability or retirement, all unvested SARs held by such participant will terminate immediately and all vested SARs not exercised will terminate 90 days following the date of termination of employment or other relationship. If a participant dies while employed or providing services to the Company, terminates his employment or other relationship with the Company by reason of permanent and total disability or retires, all SARs held by such participant which have not previously terminated will fully vest and will be exercisable for a period of five years thereafter or prior to the expiration of the term of the SAR, as the case may be. The plan defines “retirement” for purposes of the termination provisions of the affected types of awards to mean termination of employment on or after age 65.

Terms and Conditions of Restricted Stock and Restricted Stock Units. Subject to the provisions of the stock incentive plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, the purchase price, if any, for the common stock subject to the award, and, with respect to restricted stock units, whether the participant will receive the dividends and other distributions paid with respect to the award as declared and paid to the holders of the common stock during the restricted period. Awards of restricted stock and restricted stock units may be subject to satisfaction of corporate or individual performance objectives. Such performance objectives may be stated either on an absolute or relative basis and may be based on one or more of the following business criteria:

•	revenue;

•	growth in revenue (in general, by type of product and/or by type of customer)

•	gross margin;

•	gross profit;

•	operating margin;

•	operating earnings;

•	net income;

•	earnings before interest, taxes, depreciation and amortization, or “EBITDA”;

•	earnings before interest and taxes, or “EBIT”;

•	earnings per share;

•	earnings growth;

•	cash flow;

•	growth in assets;

•	return on assets;

•	return on equity;

•	return on capital;

•	retained earnings;

•	total shareholder return;

•	economic value added (“EVA”);

•	market share;

•	stock price;

•	completion of acquisitions;

•	completion of divestitures and asset sales;

•	cost or expense reductions;

•	introduction or conversion of product brands;

•	achievement of specified management information systems objectives; and

•	any combination of any of the foregoing business criteria.

The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if certain events specified by the Compensation Committee occur prior to the lapse of the restrictions. Unless the grant is being made in consideration of compensation due under another plan, or unless vesting is subject to performance, and subject to earlier vesting as otherwise provided in the stock incentive plan, or as specifically provided by the Committee in a grant agreement, the restricted period will be a minimum of three years.

Unless the Compensation Committee otherwise provides in an award agreement, holders of restricted stock will have the right to vote such shares of stock and the right to receive any dividends declared or paid with respect to such shares of stock, and holders of restricted stock units shall have no rights as stockholders of the Company

Unless otherwise provided by the Compensation Committee, the following provisions of the stock incentive plan will govern termination of restricted stock and restricted stock unit awards in the circumstances described below. Any restricted stock or restricted stock units held by a participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited upon the termination of such participant’s employment or other relationship with the Company other than by reason of the participant’s death, permanent and total disability or retirement. Unless otherwise provided by the Compensation Committee, if a participant dies while employed or providing services to the Company or terminates his relationship with the Company by reason of permanent and total disability or retires, all unvested restricted stock and restricted stock units held by such participant will fully vest if vesting is based solely on continued service or, if vesting is based in whole or in part on performance, will be immediately forfeited to the extent not yet vested.

Awards of restricted stock and restricted stock units are nontransferable.

Terms and Conditions of Unrestricted Stock. The Compensation Committee may award unrestricted stock (or sell unrestricted stock at par value or such other higher purchase price determined by the Compensation Committee) free of restrictions other than those required under federal or state securities laws. Awards of unrestricted stock may be made in respect of past services or other valid consideration, in lieu of any cash compensation due to eligible persons, or in satisfaction of a performance share award settled in unrestricted stock earned based on the satisfaction of one or more of the performance objectives described above with respect to awards of restricted stock and restricted stock units.

Adjustment of Shares Subject to Stock Incentive Plan. In the event that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, stock combination or other change in the Company’s corporate structure affects the common stock in such a manner that an adjustment is determined by the Compensation Committee to be appropriate to prevent dilution or enlargement of the rights of participants, the Compensation Committee may adjust, among other award terms, the number and kind of shares which may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award. In such circumstances, the Compensation Committee also may make provision for the payment of cash or other property in respect of any outstanding award.

Effect of Merger and Other Transactions. Upon the occurrence of certain transactions specified in the stock incentive plan, except as described below, (1) all outstanding options and SARs will become immediately exercisable for a period of 15 days immediately prior to consummation of the applicable transaction and (2) all outstanding awards of restricted stock and restricted stock units will be deemed to have vested, and all restrictions and conditions applicable to such awards will be deemed to have lapsed, immediately prior to the scheduled consummation of the applicable transaction. The foregoing effects will result upon the dissolution or liquidation of the Company, upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80% or more of the combined voting power of all classes of securities of the Company. The foregoing provisions of the stock incentive plan will not apply to outstanding awards in respect of any transaction if (1) the awards are assumed in such transaction, or new awards made in substitution therefor, with appropriate adjustments to the exercise prices and other terms of such awards, or (2) the Board determines that the foregoing provisions will not apply to such transaction.

The Compensation Committee may provide in any agreement under the stock incentive plan for accelerated vesting or exercisability of an award upon the occurrence of specified events, including a change of control of the Company (as defined in any such agreement).

Section 162(m) of Internal Revenue Code. The stock incentive plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” if the requirements of the exception are otherwise satisfied. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Internal Revenue Code on the deductibility of “qualified performance-based compensation.” To satisfy this definition, (1) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (2) the performance goal under which compensation is paid must be established by a Compensation Committee composed solely of two or more directors who qualify as “outside directors” for purposes of the exception, (3) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company in a separate vote before payment is made, and (4) the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied. Under the Internal Revenue Code, a director is an “outside director” if the director is not a current employee of the corporation, is not a former employee who receives compensation for prior services (other than under a qualified retirement plan), has not been an officer of the corporation, and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director.

In the case of compensation attributable to a stock option or SAR, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award is made by the Compensation Committee, (2) the plan under which the option or SAR is granted states the maximum number of shares with respect to which options or SARs may be granted to an employee during a specified period, and (3) under the terms of the option or SAR, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

In the case of compensation attributable to other types of awards under the stock incentive plan, the performance goal requirement is deemed satisfied if vesting of such awards is subject to achievement of performance objectives based on objective business criteria. The business criteria specified in the stock incentive plan may be stated either on an absolute or relative basis and include one or more of the criteria set forth above under “Terms and Conditions of Restricted Stock and Restricted Stock Units.” The Compensation Committee is authorized to determine the specific performance goals that will apply and the manner in which such goals are calculated. The Compensation Committee may grant awards with vesting based upon criteria other than those specified above, but such awards would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Resales of Shares by Participants. Shares of common stock issued pursuant to the stock incentive plan will be eligible for sale by the participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an “affiliate” of the Company (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

A participant that is an affiliate of the Company may sell in the public market the shares issued to such participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Income Tax Consequences of Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the stock incentive plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date the option was exercised over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated for tax purposes as if the option holder had paid the exercise price for the incentive stock option in cash.

Federal Income Tax Consequences of Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be ordinary income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Federal Income Tax Consequences of Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of an SAR, the participant will recognize ordinary income, and the Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Unrestricted Stock. A holder of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of such compensation, subject to Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards may be made by withholding from payments otherwise due and owing to the holder.

Approval of Proposal 4

For Delaware law purposes, approval of the stock incentive plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

The Board unanimously recommends that the stockholders of the Company vote FOR approval of the Trex Company, Inc. 2014 Stock Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5)

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. The Board is submitting this appointment for stockholder ratification at the annual meeting.

A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s bylaws do not require that stockholders ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider whether or not to retain Ernst & Young as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Ernst & Young is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of the Company and its stockholders.

Approval of Proposal 5

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

The Board unanimously recommends that the stockholders of the Company vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2013 and 2012. The following sets forth the aggregate fees billed by Ernst & Young to the Company for fiscal years 2013 and 2012.

	2013	2012
Audit services	$705,000	$645,000
Audit-related services	—	—
Tax services	$226,509	$231,152
All other services	—	—

Total	$931,509	$876,152

The Audit Committee considered whether Ernst & Young’s provision of non-audit-related services is compatible with maintaining Ernst & Young’s independence.

Audit Services. Audit services include services performed by Ernst & Young to comply with generally accepted auditing standards related to the audit and review of the Company’s financial statements. The audit fees shown above for the 2013 and 2012 fiscal years were incurred principally for services rendered in connection with the audit of the Company’s consolidated financial statements and associated SEC filings, the issuance of opinions on the Company’s internal control over financial reporting and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and quarterly reviews.

Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent registered public accounting firms.

Tax Services. The tax fees shown above were incurred in connection with the preparation of the Company’s tax returns and corporate tax consultations.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval on other than an engagement-by-engagement basis is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by such firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has the authority to delegate pre-approval authority to a subcommittee of the Audit Committee consisting of one or more of its members.

All services provided to the Company by Ernst & Young LLP during fiscal 2013 and 2012 were pre-approved by the Audit Committee in accordance with this policy.

TRANSACTIONS WITH RELATED PERSONS

The Company’s Board has adopted a written policy for the approval of transactions with related persons. The policy requires Audit Committee approval or ratification of transactions which involve more than $120,000 in which the Company is a participant and in which a Company director, nominee for director, executive officer, greater than 5% stockholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. In reviewing the related party transaction, the Audit Committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes standing pre-approval for the following related person transactions:

•

any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction, such as dividends paid on the common stock, in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

There are no transactions with related persons to report for fiscal 2013.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be included in the proxy statement for the Company’s annual meeting of stockholders in 2015 must be received by the Secretary of the Company at the Company’s offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, no later than November 22, 2014. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

Under the Company’s bylaws, notice of proposals by stockholders to be brought before any annual or special meeting generally must be delivered to the Company no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Company’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the proposal is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of the Company’s capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of the Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal, or (B) otherwise solicit proxies from stockholders in support of such proposal.

The foregoing provisions of the Company’s bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you and other residents at your mailing address own common stock through a broker or bank in “street name,” your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement or a Notice of Internet Availability indicating proxy materials are available on the internet for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to stockholders and proxy statement or a Notice of Internet Availability is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Notice of Internet Availability to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of the Company’s annual report to stockholders or this proxy statement, and wish to do so, the Company will send a copy to you if you address your written request to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary, or call the Company at 540-542-6300. If you are receiving multiple copies of the annual report to stockholders and proxy statement or Notice of Internet Availability, you can request householding by contacting the Company in the same manner. The Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce the Company’s expense.

OTHER MATTERS

The Board does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

/s/ Ronald W. Kaplan

Ronald W. Kaplan
Chairman, President and Chief Executive Officer

Dated: March 21, 2014

Appendix A

TREX COMPANY, INC.

2014 STOCK INCENTIVE PLAN

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11.	RESTRICTED STOCK		A-10
	11.1	Grant of Restricted Stock or Restricted Stock Units.	A-10
	11.2	Restrictions.	A-11
	11.3	Restricted Stock Certificates.	A-11
	11.4	Rights of Holders of Restricted Stock.	A-11
	11.5	Rights of Holders of Restricted Stock Units.	A-12
	11.6	Termination of Employment or Other Relationship for a Reason Other than Death, Disability or Retirement.	A-12
	11.7	Rights in the Event of Death.	A-12
	11.8	Rights in the Event of Disability.	A-12
	11.9	Rights in the Event of Retirement.	A-12
	11.10	Delivery of Shares and Payment Therefor.	A-12
12.	UNRESTRICTED STOCK		A-13
13.	PARACHUTE LIMITATIONS		A-13
14.	REQUIREMENTS OF LAW		A-13
	14.1	General.	A-13
	14.2	Rule 16b-3.	A-14
15.	AMENDMENT AND TERMINATION OF THE PLAN		A-14
16.	EFFECT OF CHANGES IN CAPITALIZATION		A-14
	16.1	Changes in Stock.	A-14
	16.2	Reorganization, Sale of Assets or Sale of Stock.	A-15
	16.3	Adjustments.	A-15
	16.4	No Limitations on Company.	A-15
17.	DISCLAIMER OF RIGHTS		A-15
18.	NONEXCLUSIVITY OF THE PLAN		A-16
19.	WITHHOLDING TAXES		A-16
20.	CAPTIONS		A-16
21.	OTHER PROVISIONS		A-16
22.	NUMBER AND GENDER		A-16
23.	SEVERABILITY		A-17
24.	GOVERNING LAW		A-17
25.	SECTION 409A		A-17

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TREX COMPANY, INC.

2014 STOCK INCENTIVE PLAN

Trex Company, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of the Trex Company, Inc. 2014 Stock Incentive Plan (the “Plan”), which amends and restates the Trex Company, Inc. 2005 Stock Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, unrestricted stock and stock appreciation rights in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and all Service Providers shall in all cases be non-qualified stock options. With respect to persons subject to Section 16 of the Exchange Act (as defined below), transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, stock appreciation right agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.5	“Committee” means the Compensation Committee of the Board (or any successor Committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code Section 162(m), (ii) a non-employee director for purposes of Rule 16b-3 under the Exchange Act, and (iii) an independent director for purposes of the rules of the exchange on which the Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

2.6	“Company” means Trex Company, Inc., a Delaware corporation.

2.7	“Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other incentive awards, Disability (or variations thereof) means, unless otherwise provided in the Award Agreement with respect to the Grant, a Disability within the meaning of Code Section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the applicable treasury regulations (or any successor provision). The Committee shall determine whether a Disability exists and the determination shall be conclusive.

2.8	“Effective Date” means the date on which the Plan, as herein amended and restated and adopted by the Board on February 20, 2014, is approved by the Company’s stockholders.

2.9	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.10	“Fair Market Value” means the closing price of a share of Stock reported on the New York Stock Exchange (“NYSE”) on the date Fair Market Value is being determined, provided that if there should be no closing price reported on such date, the Fair Market Value of a share of Stock on such date shall be deemed equal to the closing price as reported by the NYSE for the last preceding date on which sales of shares were reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed upon more than one established stock exchange, Fair Market Value means the closing price of a share of Stock reported on the exchange that trades the largest volume of shares on such date. If the Stock is not at the time listed or admitted to trading on a stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Committee.

2.11	“Grant” means an award of an Option, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Stock Appreciation Right under the Plan.

2.12	“Grant Date” means, as determined by the Committee, (i) the date as of which the Committee approves a Grant or (ii) such other date as may be specified by the Committee.

2.13	“Grantee” means a person who receives or holds an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Unrestricted Stock under the Plan.

2.14	“Immediate Family Members” means the spouse, children, grandchildren, parents and siblings of the Grantee.

2.15	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.16	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.17	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.18	“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.19	“Plan” means this Trex Company, Inc. 2014 Stock Incentive Plan, which amends and restates the Trex Company, Inc. 2005 Stock Incentive Plan, as may be further amended from time to time.

2.20	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.21	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 11.2 hereof.

2.22	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof, that are subject to restrictions and to a risk of forfeiture.

2.23	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 11 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.24	“Retirement’ means termination of employment with the Company and its Subsidiaries on or after age 65.

2.25	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.26	“Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or Affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Committee pursuant to Section 6 hereof.

2.27	“Stock” means the common stock, par value $0.01 per share, of the Company.

2.28	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9 hereof.

2.29	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.30	“Unrestricted Stock” means an award of Stock granted to a Grantee pursuant to Section 12 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1	Committee

The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company’s certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Committee may delegate its authority under the Plan to a member of the Committee or an executive officer of the Company; provided, however, that, unless otherwise provided by resolution of the Committee, only the Committee may make a Grant to an executive officer of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period. In the absence of Committee action, the Board is authorized to take any action permitted to be taken by the Committee hereunder.

3.2	Grants.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority (i) to designate Grantees, (ii) to determine the types of Grants to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant, including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options, (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to make Grants alone, in addition to, or in tandem with, any other Grant or any other award granted under another plan of the Company or a Subsidiary. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. As a condition to any subsequent Grant, the Committee shall have the right, at its discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Committee at the time the subsequent Grant is made.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

Except as provided in Section 16 hereof, the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or SARs, and outstanding Options or SARs may not be cancelled, exchanged, repurchased or surrendered in exchange for cash, other Grants, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without stockholder approval.

3.3	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.4	Applicability of Rule 16b-3.

Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

3.5	Termination of Employment or Other Relationship.

(i) Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred and whether such termination is by reason of Disability shall be determined by the Committee, whose determination shall be final and conclusive.

(ii) Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive.

(iii) For purposes of the Plan, a termination of employment or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director.

4.	STOCK SUBJECT TO THE PLAN

4.1	Aggregate Limitation.

(i) Subject to adjustment as provided in Section 16 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be three million two hundred and ten thousand (3,210,000) Shares. Shares may be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

(ii) Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which are forfeited or canceled, expire or are settled in cash, or are withheld by the Company to cover withholding taxes (as provided in Section 19), shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

(iii) If any Option is exercised by tendering shares of Stock, by withholding shares of Stock subject to the Option being exercised, by tendering or withholding shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option or a stock option under any prior plan of the Company as hereinabove described, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. In the case of a SAR, only the actual number of shares of Stock issued upon exercise of the SAR shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity shall not reduce the maximum number of shares available for issuance under the Plan.

(iv) The number of shares of Stock reserved under this Section 4 shall be increased by the number of any shares of Stock that are repurchased by the Company with Option Proceeds (as defined herein) in respect of the exercise of an Option; provided, however, that the number of shares of Stock contributed to the number of shares of Stock reserved under this Section 4 in respect of the use of Option Proceeds for repurchase shall not be greater than the number obtained by dividing the amount of such Option Proceeds by the Fair Market Value on the date of exercise of the applicable Option. “Option Proceeds” means, with respect to an Option, the sum of (x) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (y) the value of all federal, state and local tax deductions to which the Company is entitled with respect to the exercise of such Option, determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.

(v) The number of shares of Stock available for grant as incentive stock options shall not exceed three million two hundred and ten thousand (3,210,000), subject to adjustment as provided in Section 16 hereof, and shall not be increased by reason of the application of subsection (iii) or (iv) of this Section 4.1.

4.2	Application of Aggregate Limitation.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

4.3	Per-Grantee Limitation.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) no person eligible for a Grant under Section 6 hereof may be awarded Options and SARs under the Plan exercisable for greater than one hundred and fifty thousand (150,000) shares of Stock in any single calendar year, except that in the case of a newly hired employee, such limit shall be three hundred thousand (300,000) shares of Stock (in each case, subject to adjustment as provided in Section 16 hereof); and

(ii) the maximum number of shares of Restricted Stock or Unrestricted Stock that are earned based on achievement of performance objectives that may be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 11 hereof is seventy five thousand (75,000) shares of Stock in any single calendar year, except that in the case of a newly hired employee, such limit shall be one hundred and fifty thousand (150,000) shares of Stock (in each case, subject to adjustment as provided in Section 16 hereof).

5.	EFFECTIVE DATE AND TERM OF THE PLAN

5.1	Effective Date.

The Plan as herein amended and restated was approved by the Board on February 19, 2014 and shall be effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). Until such Effective Date, the terms of the Plan prior to its amendment and restatement herein (known as the “Trex

Company, Inc. 2005 Stock Incentive Plan”) shall remain in effect. The approval of the Plan as herein amended and restated by the Board and stockholders shall have no effect on Grants made under the Plan prior to the Effective Date.

5.2	Term.

The Plan shall expire on the tenth anniversary of the Effective Date.

6.	PERMISSIBLE GRANTEES

6.1	Employees and Service Providers.

Subject to the provisions of Section 6.3 hereof, Grants may be made under the Plan to any employee of the Company or any Subsidiary, including any such employee who is an officer or director of the Company, to an Outside Director, to a Service Provider or employee of a Service Provider providing, or who has provided, services to the Company or any Subsidiary, and to any other individual whose participation in the Plan is determined by the Committee to be in the best interests of the Company, as the Committee shall determine and designate from time to time.

6.2	Multiple Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6.3	Limitations on Grants of Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed one hundred thousand dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which they were granted.

7.	AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements issued from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

8.	OPTIONS

8.1	Option Price.

The Option Price of each Option shall be no less than the Fair Market Value of a share of Stock on the date of grant and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2	Vesting.

Subject to Sections 8.3 and 16 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, provided, however, that subject to earlier vesting as otherwise provided herein or except as otherwise specifically provided by the Committee in an Award Agreement, vesting shall occur over a minimum of a three (3) year period. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3	Option Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years (eleven (11) years if the Grantee shall terminate employment or other service due to death in the tenth year of the Option term) from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its date of grant.

8.4	Termination of Employment or Other Relationship for a Reason Other than Retirement, Death or Disability.

Unless otherwise provided by the Committee, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, Disability or Retirement, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 8.2 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 8.2 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof.

8.5	Rights in the Event of Death.

Unless otherwise provided by the Committee, if a Grantee dies while employed by or providing services to the Company or its Subsidiaries, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within five (5) years after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 8.3 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s death.

8.6	Rights in the Event of Disability.

Unless otherwise provided by the Committee, if a Grantee’s employment or other relationship with the Company or its Subsidiaries is terminated by reason of the Disability of such Grantee, such Grantee’s Options that have not previously terminated shall fully vest, and shall be exercisable for a period of five (5) years after such termination of employment or other relationship, subject to earlier termination of the Option as provided in Section 8.3 hereof.

8.7	Rights in the Event of Retirement.

Unless otherwise provided by the Committee, if a Grantee’s employment or other relationship with the Company is terminated by reason of the Grantee’s Retirement, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of Retirement, and the Grantee shall have the right, at any time within five (5) years after the date of such Grantee’s Retirement and prior to termination of the Option pursuant to Section 8.3 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s Retirement.

8.8	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten (10) years following the date upon which the Option is granted (except as provided in Section 8.3 hereof in the case of death of the Grantee), or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.9	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares of Stock available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Committee’s discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender if necessary to avoid negative accounting treatment (or such shorter period as the Committee may approve) and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Committee’s discretion, by a combination of the methods described in clauses (i) and (ii) or any other method permitted by law that is approved by the Committee. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

8.10	Rights as a Stockholder; Dividend Equivalents.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Committee may, on such conditions as it deems appropriate, provide that a Grantee will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limitation, the Committee may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

8.11	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a Stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.	STOCK APPRECIATION RIGHTS

9.1	SAR Price.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one share of Stock on the date of exercise over (y) the grant price of the SAR, as determined by the Committee. The grant price of a SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

9.2	Vesting, and Terms and Conditions Governing SARs.

Subject to Sections 8.3 and 16 hereof, the Committee shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which a SAR shall cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not a SAR shall be in tandem or in combination with any other Grant, and any other terms and conditions of any SAR provided, however, that subject to earlier vesting as otherwise provided herein, or except as otherwise specifically provided by the Committee in an Award Agreement, vesting shall occur over a minimum of a three (3) year period.

9.3	SAR Term

Each SAR granted under the Plan shall terminate upon the expiration of ten (10) years (eleven (11) years if the Grantee shall terminate employment or other service due to death in the tenth (10th) year of the SAR term) from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and thereafter stated in the Award Agreement relating to such SAR.

9.4	Termination of Employment or Other Relationship for a Reason Other than Retirement, Death or Disability.

Unless otherwise provided by the Committee, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, Disability or Retirement, any SAR or portion thereof held by such Grantee that has not vested shall terminate immediately, and any SAR or portion thereof that has vested but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday).

9.5	Rights in the Event of Death.

Unless otherwise provided by the Committee, if a Grantee dies while employed by or providing services to the Company or its Subsidiaries, all SARs granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within five (5) years after the date of such Grantee’s death and prior to termination of the SAR pursuant to Section 9.2 hereof, to exercise any SAR held by such Grantee at the date of such Grantee’s death.

9.6	Rights in the Event of Disability.

Unless otherwise provided by the Committee, if a Grantee’s employment or other relationship with the Company is terminated by reason of the Disability of such Grantee, such Grantee’s SARs that have not previously terminated shall fully vest, and shall be exercisable for a period of five (5) years after such termination of employment or other relationship, subject to earlier termination of the SAR as provided in Section 9.2 hereof.

9.7	Rights in the Event of Retirement.

Unless otherwise provided by the Committee, if a Grantee’s employment or other relationship with the Company or its Subsidiaries is terminated by reason of the Grantee’s Retirement, all SARs granted to such Grantee that have not previously terminated shall fully vest on the date of Retirement, and the Grantee shall have the right, at any time within five (5) years after the date of such Grantee’s Retirement and prior to termination of the SAR pursuant to Section 9.2 hereof, to exercise any SAR held by such Grantee at the date of such Grantee’s Retirement.

9.8	Limitations on Exercise of SAR.

Notwithstanding any other provision of the Plan, in no event may any SAR be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten (10) years following the date upon which the SAR is granted (except as provided in Section 9.3 hereof in the case of death of the Grantee), or after the occurrence of an event referred to in Section 16 hereof which results in termination of the SAR.

10.	TRANSFERABILITY OF OPTIONS AND SARS

10.1	General Rule

Except as provided in Section 10.2 hereof, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR or Option. Except as provided in Section 10.2 hereof, no Option or SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.2	Family Transfers.

To the extent permitted by the Committee and under such rules and conditions as may be imposed by the Committee, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option or a SAR to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member or (iii) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options or SARs or transfers of an interest in a trust, partnership, or limited liability company to which an Option or SAR has been transferred are prohibited except those in accordance with this Section 10.2 or by will or the laws of descent and distribution. Following such transfer, any such Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that, for purposes of this Section 10.2, the term “Grantee” shall be deemed to refer to the transferee. The events of termination of employment or other relationship referred to in Sections 8.4 through 8.7 and Sections 9.4 through 9.7 hereof, or any agreement between the Grantee and the Company, shall continue to be applied with respect to the original Grantee, following which the Option or SAR shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.4, 8.5, 8.6 or 8.7 hereof in the case of Options and Section 9.4, 9.5, 9.6 or 9.7 hereof in the case of SARs.

11.	RESTRICTED STOCK

11.1	Grant of Restricted Stock or Restricted Stock Units.

The Committee from time to time may grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

11.2	Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Unless the Grant is being made in consideration of compensation due under another plan, or unless vesting is subject to performance, or subject to earlier vesting as otherwise provided herein, or except as otherwise specifically provided by the Committee in an Award Agreement, the Restricted Period will be a minimum of three (3) years (subject to the accelerated vesting provisions of Section 16 hereof). Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Committee by not later than the 90th day of the period of service to which such performance objectives relate and while the outcome is substantially uncertain. Performance objectives may be stated either on an absolute or relative basis and may be based on any of the following criteria: revenue, growth in revenue (in general, by type of product and/or by type of customer), gross margin, gross profit, operating margin, operating earnings, net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), earnings per share (“EPS”), earnings growth, cash flow, growth in assets, return on assets, return on equity, return on capital, retained earnings, total shareholder return (“TSR”), economic value added (“EVA”), market share, stock price, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands, achievement of specified management information systems objectives, and any combination of the foregoing performance objectives (e.g., cash flow return on capital), provided that the performance period may be no less than one (1) year. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

11.3	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, Stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends complying with the applicable securities laws and regulations and making appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5	Rights of Holders of Restricted Stock Units.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

11.6	Termination of Employment or Other Relationship for a Reason Other than Death, Disability or Retirement.

Unless otherwise provided by the Committee, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death, Disability or Retirement, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including, but not limited to, any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units.

11.7	Rights in the Event of Death.

Unless otherwise provided by the Committee, if a Grantee dies while employed by the Company or its Subsidiaries or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall, if vesting is based solely on continued service, fully vest on the date of death, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

11.8	Rights in the Event of Disability.

Unless otherwise provided by the Committee, if a Grantee’s employment or other relationship with the Company or its Subsidiaries or a Service Provider, or service as a Service Provider, is terminated by reason of the Disability of such Grantee, such Grantee’s then unvested Restricted Stock or Restricted Stock Units shall, if vesting is based solely on continued service, fully vest and be paid on the date of termination, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested.

11.9	Rights in the Event of Retirement.

Unless otherwise provided by the Committee, if a Grantee’s employment with the Company or its Subsidiaries is terminated by reason of Retirement, all Restricted Stock or Restricted Stock Units granted to such Grantee shall, if vesting is based solely on continued service, fully vest and be paid on the date of termination, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested.

11.10	Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.	UNRESTRICTED STOCK

The Committee may, in its sole discretion, grant Stock (or sell Stock at par value or such other higher purchase price determined by the Committee) free of restrictions other than those required under federal or state securities laws (“Unrestricted Stock”) to persons eligible to receive grants under Section 6 hereof. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration in lieu of any cash compensation due to such Grantee, or in satisfaction of a performance share award payable in Stock and earned based on the satisfaction of one or more of the performance objectives enumerated in Section 11.2 hereof with respect to Restricted Stock and Restricted Stock Units.

13.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Section 280G(c) of the Code), any Option, Restricted Stock, Restricted Stock Unit or SAR and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan, and all other rights, payments or benefits to or for the Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 13, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment. The Award Agreement, or any agreement entered into by the Grantee with the Company before or after the date of grant, may provide for different treatment of Grants than is set forth in this Section 13 in the event that the Grantee is a disqualified individual.

14.	REQUIREMENTS OF LAW

14.1	General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other person exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Restricted Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the

Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, that, any amendment that materially increases the benefits available under the Plan or which is required to be submitted for stockholder approval by applicable law, rule or regulation (including, without limitation, rules of the exchange on which the Stock is traded) shall be adopted subject to stockholder approval. Except as permitted under this Section 15 or Section 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1	Changes in Stock.

Subject to Section 16.2 hereof, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, spin-off, split-up, share combination or other change in the corporate structure of the Company affecting the shares of Stock, (a) such adjustment shall be made in the number and class of shares which may be delivered under Section 4 hereof and the Grant limits under Section 4 hereof, and in the number and class of or price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board or the Committee, in its sole discretion, to prevent dilution or enlargement of existing rights; and (b) the Board or the Committee or, if another legal entity assumes the obligations of the Company hereunder, the board of directors, compensation committee or similar body of such other legal entity shall either (i) make appropriate provision for the protection of outstanding Grants by the substitution on an equitable basis of appropriate equity interests or awards similar to the Grants, provided that the substitution neither enlarges nor diminishes the value and rights under the Grants, or (ii) upon written notice to the Grantees, provide that Grants shall be exercised, distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an Incentive Stock Option under this Section 16.1 shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code. The conversion of any convertible securities of the Company shall not be treated as a change in the corporate structure of the Company affecting the shares of Stock. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the merger, reorganization or other transaction referred to in this Section 16.1.

16.2	Reorganization, Sale of Assets or Sale of Stock.

Upon the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning eighty percent (80%) or more of the combined voting power of all classes of securities of the Company, (i) all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such transaction, and (ii) all Options and SARs outstanding hereunder shall become immediately exercisable for a period of fifteen (15) days immediately prior to the scheduled consummation of such transaction. Any exercise of an Option or SAR during such fifteen (15) day period shall be conditioned upon the consummation of the transaction and shall be effective only immediately before the consummation of the transaction.

This Section 16.2 shall not apply to any transaction to the extent that (A) provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of the Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, SARs, Restricted Stock and Restricted Stock Units of new options, stock appreciation rights, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such transaction shall not trigger application of the provisions of this Section 16.2 and limited by any “change in control” provision in any employment agreement or Award Agreement applicable to the Grantee. Upon consummation of any such transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options and SARs theretofore granted, or for the substitution for such Options and SARs of new options and stock appreciation rights covering the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

16.3	Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.4	No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of the Option or SAR.

18.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

19.	WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the exercise of an Option or SAR or the grant of Unrestricted Stock. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement.

20.	CAPTIONS

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

21.	OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

22.	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

23.	SEVERABILITY

If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

24.	GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

25.	SECTION 409A

To the extent that the Committee determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain deferred compensation arrangements pursuant to Section 409A of Code as a result of any provision of any Grant, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of any such amendment.

The Plan prior to its amendment and restatement herein was duly adopted and approved by the Board of Directors of the Company as of the 12th day of March, 1999 and by the stockholders of the Company on the 7th day of April, 1999. The Plan, as amended and restated , was approved by the Board of Directors of the Company as of the 8th day of March, 2005 and by the stockholders of the Company as of the 21st day of April, 2005. The Plan was subsequently amended by the Board of Directors of the Company on the 12th day of September, 2005, the 13th day of March, 2008, and the 26th day of February, 2013, and approved by the stockholders on the 7th day of May, 2008. The Plan, as amended and restated herein, was approved by the Board of Directors of the Company on the 19th day of February, 2014 and by the stockholders of the Company on the     day of                     , 2014.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on April 29, 2014.

Vote by Internet • Go to www.investorvote.com/TREX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors: 01 - Jay M. Gratz 02 - Ronald W. Kaplan 03 - Gerald Volas				+
	☐	Mark here to vote FOR all nominees

	☐	Mark here to WITHHOLD vote from all nominees
		01	02	03
	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. ☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐	3.	To approve an amendment to the Trex Company, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 40,000,000 to 120,000,000.	☐	☐	☐

4.	To approve the Trex Company, Inc. 2014 Stock Incentive Plan.	☐	☐	☐	5.	To ratify the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2014 fiscal year.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature on this Proxy should correspond exactly with stockholder’s name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.

The Proxy Statement and the 2013 Annual Report to Shareholders are available at:

http://investor.trex.com/phoenix.zhtml?c=86979&p=irol-proxy

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TREX COMPANY, INC.

160 EXETER DRIVE

WINCHESTER, VIRGINIA 22603-8605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TREX COMPANY, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2014 AT 9:00 A.M.

The undersigned appoints James E. Cline and William R. Gupp, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 2014, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed, on the other side)